SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NETSCOUT SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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July 26, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NetScout Systems, Inc. on Wednesday, September 7, 2011 at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts.

At the Annual Meeting, you will be asked to (1) elect two directors nominated by our Board, (2) to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012, (3) approve a share increase of 8,000,000 shares and certain amendments to the NetScout Systems, Inc. 2007 Equity Incentive Plan, (4) approve the 2011 Employee Stock Purchase Plan, (5) approve, on an advisory basis, the compensation of our named executive officers, and (6) to indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of our named executive officers. The accompanying proxy statement describes these matters in more detail.

If you are a stockholder of record, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone—please refer to your vote instruction form for instructions.

It is important that your shares be voted whether or not you attend the meeting. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing. Your prompt cooperation will be appreciated.

Very truly yours,

Anil K. Singhal

Chairman, President, and Chief Executive Officer

NETSCOUT SYSTEMS, INC.

310 Littleton Road

Westford, MA 01886

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 7, 2011

To the Stockholders of NetScout Systems, Inc.:

The Annual Meeting of Stockholders of NetScout Systems, Inc. will be held on Wednesday, September 7, 2011, at 10:00 a.m. local time at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts, for the following purposes:

1.	To elect two Class III directors nominated by our Board to serve for three year terms or until their respective successors are elected and qualified.

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

3.	To approve certain amendments to, and the increase of 8,000,000 shares authorized for issuance under, the NetScout Systems, Inc. 2007 Equity Incentive Plan.

4.	To approve our 2011 Employee Stock Purchase Plan.

5.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with Securities Exchange Commission rules.

6.	To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of our named executive officers.

7.	To consider other business properly brought before the meeting or any adjournment.

Stockholders of record at the close of business on July 11, 2011 will be entitled to vote at the meeting and any adjournments.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting you are urged to complete, sign, date, and return the enclosed proxy card as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. No postage is necessary if the proxy card is mailed in the U.S. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by phone—please refer to your enclosed vote instruction form for details. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing.

Notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on September 7, 2011. This proxy statement, the proxy card, and NetScout’s Annual Report to Stockholders for the fiscal year ended March 31, 2011 are all available free of charge as described in the attached materials.

By Order of the Board of Directors,

Anil K. Singhal

Chairman, President, and Chief Executive Officer

Westford, Massachusetts

July 26, 2011

NETSCOUT SYSTEMS, INC.

310 Littleton Road

Westford, MA 01886

PROXY STATEMENT

July 26, 2011

Questions and Answers about the Annual Meeting and Voting

Why did I receive these proxy materials?

The Board of Directors, or the Board, of NetScout Systems, Inc., a Delaware corporation, or NetScout, or Company is providing these proxy materials to you in connection with the Board’s solicitation of proxies to be voted at our 2011 Annual Meeting of Stockholders, or the Annual Meeting. The proxy materials include the proxy statement, form of proxy, and Annual Report to Stockholders, which contains financial statements for the fiscal year ended March 31, 2011.

You are invited to attend the Annual Meeting on Wednesday, September 7, 2011 at 10:00 a.m. local time at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886.

This Proxy Statement and the form of proxy were first made available to stockholders on or about July 26, 2011.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to:

•	elect two Class III directors nominated by our Board to serve for three year terms or until their respective successors are elected and qualified;

•	ratify the selection of PricewaterhouseCoopers LLP as our an independent registered public accounting firm for the fiscal year ending March 31, 2012;

•	approve certain amendments to, and the increase of 8,000,000 shares authorized for issuance under, the NetScout Systems, Inc. 2007 Equity Incentive Plan, or the 2007 Plan;

•	to approve our 2011 Employee Stock Purchase Plan, or the 2011 Purchase Plan (and the authorization for the issuance of 2,500,000 shares);

•	obtain advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with Securities Exchange Commission, or SEC, rules;

•	obtain advisory indication of the preferred frequency of shareholder advisory votes on the compensation of our named executive officers; and

•	conduct other business that properly comes before the Annual Meeting or any adjournment.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” each nominee to our Board, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012, “FOR” approval of share increases and amendments to the 2007 Plan, “FOR” approval of the 2011 Purchase Plan, and “FOR” approval of the compensation of our named executive officers. With regard to your advisory vote on how frequently the Company should solicit future shareholder votes on the compensation of our named executive officers, the Company recommends that you vote for a THREE year vote, but you may vote for one, two, or three years.

Who can vote?

Stockholders of record as of July 11, 2010, or the Record Date, may vote. As of July 11, 2011, 42,726,605 shares of our common stock were issued and outstanding. Holders of common stock are entitled to one vote per share on proposals presented at the Annual Meeting.

What is a stockholder of record?

A “stockholder of record” owns NetScout stock which is recorded on the books of our transfer agent, BNY Mellon Shareowner Services. If you hold our stock through a bank, broker, or other intermediary, you are not a stockholder of record but instead hold the stock in “street name.” If your stock is held in a street name, the stockholder of record of your shares would be the bank, broker, or intermediary. If you are not a stockholder of record, we do not know that you are a stockholder or how many shares you own.

How do I vote my shares?

Whether or not you plan to attend the Annual Meeting, you should vote your shares by completing, signing, and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. If your shares are held in a bank or brokerage account you may be eligible to vote electronically or by telephone. Please refer to the vote instruction form for instructions. If you attend the Annual Meeting, you may vote in person, even if you have already voted. If you plan to attend the Annual Meeting and vote, and your shares are held by a bank or broker, you should check with your bank or broker to get the appropriate forms.

Our Board named Anil K. Singhal and David P. Sommers as attorneys-in-fact in the proxies. If your proxy has been properly executed and returned in time to be counted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your voting instructions. If you have returned a signed proxy but have not indicated your vote, your proxy will be voted “FOR” the nominees to our Board, “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012, “FOR” approval of a share increase of 8,000,000 shares and amendments to the 2007 Plan, “FOR” approval of the 2011 Purchase Plan, “FOR” approval of the compensation of our named executive officers, and for “THREE” years as the preferred frequency of future advisory votes on the compensation of our named executive officers. Our Board knows of no other matters to be presented at the Annual Meeting. For other matters that may properly come before the Annual Meeting, the attorneys-in-fact will use their judgment in voting your shares.

May I change or revoke my proxy?

You may revoke your proxy before it is voted at the Annual Meeting by (1) filing a written notice of revocation (dated after the original proxy) with the Secretary of NetScout before the vote at the Annual Meeting, (2) completing a later dated proxy, including by internet or phone, and delivering it to the Secretary of NetScout before the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person. You should send any written notice of revocation, to be delivered before the Annual Meeting, to NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, Attention: Secretary.

How is a quorum determined?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting are present at the meeting in person or represented by proxy. On the Record Date, there were 42,726,605 shares outstanding and entitled to vote.

To determine a quorum, we include votes withheld from any nominee, abstentions, and broker “non-votes.” Broker “non-votes” occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, which govern this issue regardless of the exchange on which a company is listed, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, and the election of directors, even if they are not contested. Therefore, your broker will not be permitted to vote for directors on your behalf unless you provide them with specific voting instructions before the date of the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in person at the meeting. If there is no quorum, the meeting may adjourn to another date.

What vote is required to approve each proposal and how are votes counted?

Proposal 1: Election of Directors: The nominees to serve as Class III directors who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the director. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm: The affirmative vote of a majority of the shares present or represented and voting on this proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm with respect to the fiscal year ending March 31, 2012. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, if our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2012, our Audit Committee of our Board will consider the results of this vote when selecting auditors in the future.

Proposal 3: Amendments to 2007 Plan: The affirmative vote of the holders of a majority of the shares present or represented and voting on this proposal is required to approve the proposed amendments to the 2007 Plan. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Approval of 2011 Purchase Plan: The affirmative vote of the holders of a majority of the shares present or represented and voting on this proposal is required to approve the proposed 2011 Purchase Plan. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 5: Advisory Vote on Executive Compensation: The affirmative vote of a majority of the shares present or represented and voting on this proposal is required to approve the advisory vote on the compensation of our named executive officers. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 6: Advisory Vote on Frequency of Advisory Votes on Executive Compensation: The frequency receiving the affirmative vote of a majority of the shares of common stock present or represented and voting on this proposal, if any, will be considered the preferred frequency by our stockholders of future advisory votes on the compensation of our named executive officers. Abstentions are included in the number of shares present or represented and voting on this proposal and, therefore, abstentions have the practical effect of making it more difficult for any one frequency option to receive votes from a majority of shares present or represented and voting on this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. To the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority of the votes cast, our Board will consider the stockholders’ concerns and evaluate any appropriate next steps.

An automated system administered by our transfer agent tabulates the votes for each proposal above.

When Are Stockholder Proposals And Director Nominations Due For Next Year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, Attention: Secretary and must be received by us no later than March 28, 2012. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If you wish to submit a proposal for next year’s Annual Meeting that is not to be included in next year’s proxy materials for such Annual Meeting or wish to nominate a director, you must submit such proposal or nomination in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, Attention: Secretary, and such proposal or nomination must be received by us no earlier than the close of business of May 10, 2012 and no later than the close of business of June 11, 2012 and must satisfy the requirements described below under “Stockholder Recommendations for Nominees as Director and Proposal of Other Business.” If the date of next year’s Annual Meeting is advanced by more than 30 days or delayed by more than 60 days after the anniversary of our annual meeting with respect to the year ended March 31, 2011, or if no proxy statement was delivered to the stockholders in connection with the preceding annual meeting, any stockholder recommendation or proposal must be received by us no earlier than the close of business on the 90th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (i) the 60th day prior to such advanced or delayed annual meeting date or (ii) the 10th day following the day on which the first public announcement of the meeting date is first made by us.

You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports to stockholders. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will deliver a separate copy of those documents to you if you call or write us at our principal executive offices, 310 Littleton Road, Westford Massachusetts 01866, Attn: Investor Relations, telephone: 978 614 4000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Notice Regarding the Availability of Proxy Materials

Stockholders of record will receive printed proxy materials by mail. In accordance with SEC regulations, we may now furnish proxy materials electronically to each stockholder in street name. Accordingly, all of our stockholders in street name will receive a Notice of Internet Availability, which will be mailed on or about July 26, 2011.

On the date of mailing of the Notice of Internet Availability, such stockholders will be able to access all of the proxy materials on the internet, free of charge, at www.netscout.com/investors. The Notice of Internet Availability will instruct you how to access the proxy materials (including our annual report to stockholders) over the internet. The website will have instructions on how to vote by internet or telephone. The Notice of Internet Availability will also instruct you how to request a paper copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials set out in the Notice of Internet Availability.

PROPOSAL 1

ELECTION OF DIRECTORS

The following table sets forth the current directors and the nominees to be elected at the Annual Meeting, as described more fully below:

Nominee or Director’s Name and Year First Became Director	Positions with NetScout	Year Term Will Expire	Class
Nominees:
Joseph G. Hadzima, Jr. (1998)	Director	2014	III
Stephen G. Pearse (2007)	Director	2014	III

Continuing Directors:
Victor A. DeMarines (2004)	Director	2012	I
Vincent J. Mullarkey (2000)	Director	2012	I
Anil K. Singhal (1984)	Chairman, President, and Chief Executive Officer	2013	II
John R. Egan (2000)	Director	2013	II
Stuart M. McGuigan (2005)	Director	2013	II

The nominees for Class III directors are Messrs. Hadzima and Pearse

Messrs. Hadzima and Pearse are Class III directors whose terms expire at this Annual Meeting and who are nominees for re-election for a term that would expire upon the election and qualification of directors at the Annual Meeting to be held in 2014.

Continuing Directors

The Board is also composed of two Class I directors, Messrs. DeMarines and Mullarkey, whose terms expire in 2012, and three Class II directors, Messrs. Singhal, Egan and McGuigan, whose terms expire in 2013.

As of the Record Date, the size of the Board is fixed at seven members. NetScout’s by-laws and certificate of incorporation divide the Board into three classes. The members of each class of directors serve for staggered three-year terms.

Proposal and Recommendation

Our Board has nominated and recommended that Messrs. Hadzima and Pearse be re-elected as Class III directors, to hold office until the Annual Meeting to be held in the year 2014 or until their successors have been duly elected and qualified or until their earlier resignation or removal.

The Board knows of no reason why the nominees would be unable or unwilling to serve, but if any of the nominees should be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

NOMINEES FOR DIRECTOR.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2012. PricewaterhouseCoopers LLP has served as our auditors since 1993. We expect that a member of PricewaterhouseCoopers LLP will attend the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions from our stockholders. We are incorporated in Delaware, and Delaware law does not require the ratification of the Audit Committee’s selection, but the Audit Committee will consider the results of this vote when selecting auditors in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THIS SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO THE 2007 PLAN

Introduction

The Board of Directors recommends that stockholders approve certain amendments to the 2007 Plan, as amended, or the Amended 2007 Plan, including an increase of 8,000,000 shares authorized for issuance under the plan, subject to the approval of our stockholders. If the proposed amendments to the 2007 Plan are not approved by our stockholders, we currently anticipate that we will exhaust all the shares available for issuance under our 2007 Plan by the end of our fiscal year 2013, or March 31, 2013.

We believe that equity awards help drive superior performance by our officers, directors and employees, contribute significantly to our success, and align the interests of our employees and stockholders.

Our 2007 Plan was approved by our stockholders on September 12, 2007, or the Effective Date, as a successor plan to our 1999 Stock Option Plan. As of March 31, 2011, there were 2,156,693 shares of common stock available for grant under the 2007 Plan, plus 1,744,378 shares underlying outstanding stock options and RSUs granted under the 2007 Plan that might in the future be returned to the plan as a result of cancelation, expiration or forfeiture (such outstanding number, the “Returning Shares”). Of the 1,744,378 Returning Shares, 325,519 shares were subject to outstanding, unexercised stock options, and 1,418,859 were subject to unvested restricted stock awards and RSU awards. There are no other shares underlying outstanding equity awards other than the 1,744,378 shares underlying outstanding awards granted under the 2007 Plan. The weighted average exercise price of stock options outstanding under our equity incentive plans as of March 31, 2011 was approximately $6.35 per share, and the weighted average remaining term of such stock options was approximately 2.7 years. A total of 42,726,605 shares of our common stock were outstanding as of the Record Date.

Important Aspects of our Amended 2007 Plan

Our Board recognizes the performance and motivational benefits of equity compensation and believes that the proposed increase in available shares under the amended 2007 Plan is consistent with our executive compensation philosophy and the compensatory practices of other companies in our peer group and that the 2007 Plan and grants properly consider dilutive effects of awards. Furthermore, since our Board typically grants awards to employees that vest over a four year period, employees must generally remain with the Company in order to reap the potential benefits of their awards.

Additionally, the following provisions in the Amended 2007 Plan are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Stockholder approval is required for additional shares. The Amended 2007 Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve, allowing our stockholders the ability to have a say on our equity compensation programs.

•

Repricing is not allowed. The Amended 2007 Plan prohibits the repricing of outstanding equity awards and the cancellation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards.

•

Share counting provisions. The share reserve under the Amended 2007 Plan is reduced one share for each share of common stock issued pursuant to a stock option or stock appreciation right and two shares for each share of common stock issued pursuant to restricted stock, RSUs, performance stock awards, or other stock awards granted under the Amended 2007 Plan on or after March 31, 2011. This helps to ensure that management and our Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award.

•

Submission of Amended 2007 Plan amendments to stockholders. The Amended 2007 Plan requires stockholder approval for material amendments to the Amended 2007 Plan, including as noted above, any increase in the number of shares reserved for issuance under the Amended 2007 Plan.

•

Flexibility in designing equity compensation scheme. The Amended 2007 Plan allows us to provide a broad array of equity incentives, including traditional stock option grants, restricted stock awards, RSU awards and other awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•

Reasonable limit on equity awards. The Amended 2007 Plan limits the number of shares of common stock available for equity awards such that no employee may be granted an equity award covering more than 500,000 shares in a calendar year.

Key Amendments to the 2007 Plan

We are asking our stockholders to approve the following amendments to our 2007 Plan, which were approved by the Board on April 26, 2011:

•	To increase the number of shares of our common stock available for issuance under the 2007 Plan by an additional 8,000,000 shares;

•

To create a “fungible” share reserve under the Amended 2007 Plan whereby such reserve is reduced one share for each share of common stock issued pursuant to a stock option or stock appreciation right and two shares for each share of common stock issued pursuant to restricted stock, RSUs, or other stock awards. This mechanism helps to ensure that management and our Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award;

•

To provide that any shares not delivered to a participant because an award is exercised through a reduction of shares subject to the award (or “cashless exercise”) will not be available for issuance under the plan and any shares reacquired by us to cover withholding taxes upon exercise of a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right will not become available for issuance under the plan. This provision promotes responsible share usage and prevents the share reserve from being increased continuously;

•

To prohibit the repricing of outstanding equity awards and the cancellation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2007 Plan; and

•	To revise the definition of an “Acquisition” under the Amended 2007 Plan.

We summarize the proposed Amended 2007 Plan in this section, but our summary should be read in conjunction with the full proposed amendments to the 2007 Plan, which we include in Appendix A. If we use capitalized terms in this section and do not define them, the terms are as defined in the Amended 2007 Plan.

The Compensation Committee, comprised of independent, non-employee directors, is responsible for the administration of the Amended 2007 Plan. Our Compensation Committee is also responsible for making equity awards to executive officers.

Key Features of the Plan

The maximum number of shares as to which equity awards may be granted under the Amended 2007 Plan is 10,156,693 shares (subject to certain adjustments under the Amended 2007 Plan), of which no more than 500,000 shares may be granted to any one person during any one fiscal year. The total authorized shares represent about 24% of our outstanding shares as of the Record Date.

Description of the Plan

Overall. The Amended 2007 Plan allows us to grant restricted stock units, stock, stock options, and other equity interests to our and our subsidiaries’ employees, officers, directors, consultants, and advisors.

Eligibility. Any of the approximately 874 employees, 5 officers, 7 directors, and consultants and advisors of NetScout or our subsidiaries will be eligible to participate in the Amended 2007 Plan.

Administration. Our Compensation Committee is responsible for the Amended 2007 Plan and granting equity awards. Our Compensation Committee may establish rules and guidelines for Amended 2007 Plan administration; select the officers and directors to whom awards are granted; determine the types of awards to be granted and the number of shares covered by such awards; set the terms and conditions of such awards and cancel, suspend, and amend awards. Our Compensation Committee has the discretion to make determinations and interpret the Amended 2007 Plan. Any reference to our Compensation Committee shall be deemed to include as an alternative our Board of Directors.

Shares Subject to the Plan. We are proposing an increase in the available share reserve under the Amended 2007 Plan by 8,000,000 shares of our common stock. If such increase is approved by our stockholders, the maximum number of shares that may be issued pursuant to the Amended 2007 Plan, will increase from 2,156,693 shares currently available for grant under the Amended 2007 Plan, or the Existing Share Reserve, to 10,156,693 shares plus the Returning Shares if any, as such become available from time to time, or the Amended Share Reserve.

The Amended Share Reserve under the Amended 2007 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) two shares for each share of common stock issued pursuant to RSU award, or similar equity-based award other than a stock option or stock appreciation right that is granted on or after March 31, 2011 under the Amended 2007 Plan.

Of the Amended Share Reserve under the Amended 2007 Plan, if any Award expires, or is terminated, surrendered, forfeited, or repurchased by us, in whole or in part, the unissued common stock covered by such Award will again be available for the grant of Awards under the Amended 2007 Plan. If any shares underlying an RSU award, or similar equity-based award other than a stock option or stock appreciation right granted under the Amended 2007 Plan again become available for issuance on or after March 31, 2011 due to forfeiture, expiration, termination, or any other reason, then the number of shares available for issuance under the Amended 2007 Plan will increase by two shares for each such share of common stock that is forfeited, expires or terminates. If any shares underlying a stock option or stock appreciation right granted under the Amended 2007 Plan again become available for issuance at any time due to forfeiture, expiration, termination, or any other reason, then the number of shares available for issuance under the Amended 2007 Plan will increase by one share for each such share of common stock that is forfeited, expires or terminates. If we reacquire any shares of common stock pursuant to our withholding obligations in connection with an RSU award or similar equity-based award other than a stock option or stock appreciation right on or after March 31, 2011, then the number of shares available for issuance under the Amended 2007 Plan will increase by two shares for each such share of common stock that is so withheld. However, if we reacquire any shares of common stock pursuant to our withholding obligations in connection with a stock option or stock appreciation right or if any shares subject to a stock award are not delivered because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “cashless exercise”), such shares will not become available for issuance under the Amended 2007 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the tendered shares do not become available for issuance under the Amended 2007 Plan. In any event, the cumulative number of such shares that may be issued under the Amended 2007 Plan will not exceed the Amended Share Reserve. Shares issued under the Amended 2007 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

In the event of certain corporate transactions or events affecting the number or type of outstanding shares of our common stock, including, for example, a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, which we refer to in this proxy statement as Extraordinary Capitalization Events, described more fully below and in the attached Amended 2007 Plan, our Board will adjust the Amended Share Reserve and other terms of outstanding awards.

Restricted Stock and Restricted Stock Units. Our Compensation Committee may award restricted stock and restricted stock units and establish the applicable terms for such Awards.

Stock Options. Our Compensation Committee may award stock options in the form of nonqualified stock options or incentive stock options, or ISOs. Incentive stock options and nonqualified stock options generally have a maximum term of ten years. The exercise price of stock options may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. However, no ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any subsidiary of ours unless the stock option exercise price is at least 110% of the fair market value of the stock subject to the stock option on the date of grant and the term of the ISO is not more than five years from the date of grant. Our Compensation Committee will establish the vesting schedule for stock options and the method of payment for the exercise price, which may include cash, shares, or other lawful types of consideration. Stock options may not be repriced without stockholder consent, except in cases of Extraordinary Capitalization Events. Stockholder approval of the class of eligible participants under the Amended 2007 Plan and the limits on the number of stock options and stock appreciation rights granted to any one participant under the Amended 2007 Plan during a fiscal year is intended to satisfy the stockholder approval conditions for such awards to qualify as deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Other Stock-Based Awards. The Compensation Committee may grant other stock-based awards on such terms as it may establish, including conditions, conversion rights and formulae, and grants of stock appreciation rights, phantom stock awards, and other stock units. Any stock appreciation right granted under the Plan will have an exercise price of not less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant and will have a maximum term of ten years.

Repricing, Cancellation and Re-Grant of Stock Awards. Under the Amended 2007 Plan, our Compensation Committee does not have the authority to reprice any outstanding equity awards by reducing the exercise price of the stock award or to cancel any outstanding stock awards in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Transferability and Restrictions. Awards are generally not transferable other than by will or the laws of descent and distribution unless our Compensation Committee determines or provides otherwise. Only the participant may exercise a stock option, with limited exceptions. Awards may not be transferred for consideration.

Adjustments. In the event of Extraordinary Capitalization Events, our Board will make adjustments in a proportionate and equitable manner to the extent that such Extraordinary Capitalization Event increases or decreases the actual outstanding shares of common stock of the Company as of immediately prior to such Extraordinary Capitalization Event. These adjustments may include changing the number and type of shares to be issued under the Amended 2007 Plan and per participant limits on Awards, as well as vesting schedules and exercise price of stock options and other equity-based Awards, and the terms of each outstanding equity-based Award.

Acquisition of the Company. Unless otherwise expressly provided in the applicable Award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity must provide that any outstanding Awards will be continued or assumed or that substantially similar Awards will be substituted by the acquiring company. The Board may also provide that any outstanding stock options must be exercised by a certain date at which point the stock options would terminate or terminate any outstanding stock options in exchange for a cash payment equal to the excess of the fair market value over the exercise price. An Acquisition will be considered to have occurred upon the consummation of any of the following events: (i) any merger or consolidation after which our outstanding voting securities represent less than 50% of the combined voting power of the surviving entity outstanding after such event, (ii) any sale of all or substantially all of our assets or capital stock (other than in a spin-off), or (iii) any other acquisition of our business as determined by the Board; provided, however, that no Acquisition (or any analogous term) shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the Acquisition actually occur.

United States Federal Income Tax Consequences

The following summarizes certain United States federal income tax considerations for persons receiving awards under the Amended 2007 Plan and certain tax effects on the Company based on provisions of the Code in effect on the date of this proxy statement, current regulations, and administrative rulings of the Internal Revenue Service. This summary is not intended to be a complete discussion of all the United States federal, state, local and other tax consequences of the Amended 2007 Plan.

Incentive Stock Options

ISOs granted under the Amended 2007 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and we are not entitled to a federal income tax deduction upon either grant or exercise of an ISO. However, the exercise of an ISO may increase the optionee’s alternative minimum tax liability, if any.

If shares acquired upon exercise of an ISO are disposed of (i) more than two years from the date the ISO was granted and (ii) more than one year from the date the shares are issued to the optionee pursuant to the ISO exercise, referred to herein as the Holding Periods, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee. Upon such a qualifying disposition, we will not be entitled to a corresponding federal income tax deduction.

If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods, which is known as a Disqualifying Disposition, then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

To the extent the optionee recognizes ordinary income by reason of a Disqualifying Disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the Disqualifying Disposition occurs.

The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss, which will be long-term or short-term depending on whether the shares are held for more than one year.

An optionee may be entitled to exercise an ISO by delivering shares of our common stock to us in payment of the exercise price if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

In addition to the tax consequences described above, the exercise of ISOs may result in the optionee recognizing “alternative minimum tax” under the Code. The Code provides that an alternative minimum tax will be applied against a taxable base which is equal to “alternative minimum taxable income,” generally reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. If, however there is a Disqualifying Disposition of the shares in the year in which the ISO is exercised, there will be no adjustment for alternative minimum tax purposes with respect to those shares. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers, and 10% stockholders.

Nonqualified Stock Options

The optionee generally does not recognize any taxable income upon the grant of a nonqualified stock option, and we are not entitled to a federal income tax deduction by reason of such grant.

The optionee generally will recognize ordinary income at the time of exercise of a nonqualified stock option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. We may be required to withhold income tax on this amount. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income of the optionee.

When the optionee sells the shares acquired upon exercise of a nonqualified stock option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

An optionee may be entitled to exercise a nonqualified stock option by delivering shares of our common stock to us in payment of the exercise price. If an optionee exercises a nonqualified stock option in such fashion, special rules will apply.

Special rules apply if the shares acquired upon the exercise of a nonqualified stock option are subject to vesting or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers, and 10% stockholders.

Restricted Stock and RSUs

Under current federal income tax law, persons receiving common stock pursuant to a grant of restricted stock or a RSU generally will recognize ordinary income equal to the excess of the fair market value of the shares received over the purchase price, if any. We generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss based on the excess of the fair market value of the shares received over the seller’s tax basis in the stock.

Special rules apply if the stock acquired is subject to vesting or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers, and 10% stockholders.

If required by law, participants must pay withholding taxes or agree to have such taxes withheld by transferring shares or allowing shares to be withheld, if allowed by law. The Company intends to structure its RSUs to avoid potential adverse tax consequences to participants imposed by Code Section 409A.

Stock Appreciation Rights

No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Deductions

Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain executive officers in a taxable year to the extent that compensation to such officers exceeds $1,000,000. It is possible that compensation attributable to equity-based Awards, when combined with all other types of compensation received by an executive officer from us, may cause this limitation to be exceeded in a particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

Accordingly, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such stock options and stock appreciation rights are (i) approved by a compensation committee or committee of the Board comprised solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock awards, RSU awards and other stock-based awards will qualify as performance-based compensation if such awards are (i) approved by a compensation committee or committee of the Board comprised solely of “outside directors,”(ii) granted, becomes vested or is settled, as applicable only upon the achievement (as certified in writing by the compensation committee prior to such granting, vesting or settlement) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the material terms of the award are approved by stockholders. It is intended that all stock options granted by our Compensation Committee under the Amended 2007 Plan qualify as performance-based compensation which is exempt from the $1,000,000 deduction limitation. However, compensation attributable to restricted stock, RSUs, and other equity-based awards under the Amended 2007 Plan may not qualify as performance-based compensation, and therefore remain subject to the $1,000,000 deduction limitation.

If required by law, participants must pay withholding taxes or agree to have such taxes withheld by transferring shares or allowing shares to be withheld from the shares issued pursuant to their awards under the Amended 2007 Plan, if allowed by law. The Awards granted under the Amended 2007 Plan are intended to avoid potential adverse tax consequences to participants imposed by Code Sections 409A.

Amendments and Termination. Other than in connection with the repricing of a stock option (that has been approved by our stockholders), our Board (or our Compensation Committee) may amend, modify, or terminate Awards; provided that a participant’s consent to such action shall be required unless our Board (or our

Compensation Committee) determines that the action would not materially and adversely affect the participant. Our Board (or our Compensation Committee) may also amend, suspend, or terminate the Amended 2007 Plan, without stockholder approval, provided that there is no increase in the number of authorized shares (except in connection with the occurrence of certain events) or the per participant limit, no change in eligible classes, and no change that requires stockholder approval by law or stock exchange rules. In addition, other than in connection with an Extraordinary Capitalization Event, the Board (or our Compensation Committee) may not reduce the exercise price of a stock option or stock appreciation right or amend or cancel a stock option or stock appreciation right for the purpose of repricing, replacing or regranting such stock option or stock appreciation right with an exercise price that is less than the original exercise price of the stock option or stock appreciation right, as applicable, without approval of our stockholders.

New Plan Benefits

Our Board historically has awarded Company-wide biannual equity grants to our employees, including our executive officers, under the 2007 Plan. However, because the Board has significant discretion in determining whether to grant employee awards and the levels of any such awards, and the Board has not approved any awards that are conditioned on stockholder approval of the Amended 2007 Plan, we cannot currently estimate the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees, or consultants under the Amended 2007 Plan. Under our current non-employee director compensation policy each of our non-employee directors would have been granted equity-based awards in the form of restricted stock units representing $60,000 of NetScout common stock if the Amended 2007 Plan had been in place during the last completed fiscal year. In addition, upon the annual vesting of these restricted stock units the non-employee directors would have received $40,000 to defray the corresponding tax liability. Our current non-employee director compensation policy is subject to change in the discretion of our Board. These restricted stock unit awards vest 100% on the date of our annual meeting provided that during such year, such director attends at least 75%, collectively, of the meetings of the Board and any committee of the Board of which such director is a member. In the event that the foregoing attendance requirements are not met, then 100% of these restricted stock units will vest on the third anniversary of the date of grant. No other equity awards are given to our non-employee directors.

Plan Benefits

The following table presents certain information with respect to awards granted under the 2007 Plan as of March 31, 2011 to our (i) named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all current employees, including non-executive officers, as a group:

Name or Group	RSUs Granted
Anil K. Singhal President and Chief Executive Officer	76,222
Michael Szabados Chief Operating Officer	154,415
David P. Sommers Senior Vice President, Operations and Chief Financial Officer, Treasurer, and Secretary	104,003
John W. Downing Senior Vice President, Worldwide Sales Operations	104,003
Jean Bua Vice President, Finance and Chief Accounting Officer	24,766
All Current Executive Officers as a Group	463,409
All Current Non-Executive Directors as a Group	99,408
All Current Employees as a Group (including all current non-executive officers)	2,661,510

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENTS TO THE 2007 EQUITY INCENTIVE PLAN.

PROPOSAL 4

APPROVAL OF THE NETSCOUT SYSTEMS, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

Overview

The NetScout Systems, Inc. 2011 Employee Stock Purchase Plan, or the Purchase Plan, was adopted by our Board on June 29, 2011, subject to stockholder approval. The Purchase Plan is the successor to our 1999 Employee Stock Purchase Plan, or the 1999 Purchase Plan, which the Board suspended effective October 31, 2005.

There are 2,500,000 shares of our common stock reserved for issuance under the Purchase Plan. No purchase rights have been granted or are outstanding under the 1999 Purchase Plan since it was suspended in 2005. If our stockholders approve this proposal, then as of the effective date of the Purchase Plan, no additional purchase rights will be granted under the 1999 Purchase Plan.

The approval of the Purchase Plan will provide our employees, and the employees of any of our parent or subsidiary companies designated by our Board to participate in the Purchase Plan, with the opportunity to acquire a proprietary interest in the Company and thereby attract, motivate, and retain the services of such employees.

Description of the 2011 Employee Stock Purchase Plan

The material features of the Purchase Plan are outlined below. The following description of the Purchase Plan is a summary only and is qualified in its entirety by reference to the Purchase Plan attached hereto as Appendix B.

Purpose

The purpose of the Purchase Plan is to provide a means by which certain employees may be given an opportunity to purchase our common stock through payroll deductions, to attract, motivate, and retain the services of those individuals, and to provide incentives for those individuals to exert maximum efforts toward our success.

Administration

Our Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the purchase rights granted thereunder. Our Board has the power, subject to the provisions of the Purchase Plan, to determine the provisions of each offering of rights to purchase our common stock, and whether employees of any of our parent or subsidiary companies will be eligible to participate in the Purchase Plan. Our Board has the power to delegate administration of the Purchase Plan to a committee composed of one or more members of our Board. As used herein with respect to the Purchase Plan, the term “Board” refers to any committee our Board appoints as well as to the Board itself.

Stock Subject to Purchase Plan

The number of shares of our common stock reserved for issuance under the Purchase Plan is limited to 2,500,000 shares. No shares have yet been issued under the Purchase Plan. If any purchase right granted under the Purchase Plan terminates without having been exercised, the shares of common stock not purchased under such purchase right will become available for issuance under the Purchase Plan.

Offering Periods

Shares of our common stock are offered under the Purchase Plan through a series of offering periods of such duration as determined by our Board, provided that in no event may an offering period exceed 27 months. Each offering period consists of one or more purchase dates, as determined by our Board prior to the commencement of that offering period. Our Board has the authority to alter the duration of subsequent offering periods or change the number of purchase dates within each such offering period. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of our common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations. Subject to stockholder approval, our Board has established a series of ongoing offerings under the Purchase Plan, each with a duration of six months. The first offering period under the Purchase Plan is scheduled to commence on March 1, 2012 and end on August 31, 2012, with a purchase date on September 1, 2012. Thereafter, a six-month offering period will commence on March 1 and September 1 each year, with a single purchase date on the last business day of the offering period.

Eligibility

Any person (excluding consultants and contractors) who is customarily employed more than 20 hours per week and five months per calendar year by us, or by any of our parent or subsidiary companies designated by our Board, on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in our continuous employment for such period preceding the first day of the offering period as our Board may require, but in no event may the required period of continuous employment be greater than two years. Our Board may provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the Purchase Plan.

However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock, valued at the time each purchase right is granted, for each calendar year during which those purchase rights are outstanding.

As of the Record Date, approximately 874 employees were eligible to participate in the Purchase Plan.

Participation in the Plan

Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by our Board as the beginning of the offering period, an agreement authorizing payroll deductions as specified by the Board, which may be up to 20% of such employees’ compensation during the offering period.

Purchase Price

The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period is determined by our Board as of the beginning of the offering period, but may not be less than 85% of the lesser of the fair market value per share of our common stock on that purchase date or the fair market value per share of our common stock on the first day of the offering period. As of the Record Date, the closing price of our common stock as reported on the NASDAQ was $16.72 per share.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by payroll deductions accumulated over the offering period. During an offering, a participant may change his or her rate of payroll deductions, as determined by our Board in the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, an employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, our Board may specify a maximum number of shares of common stock each employee may purchase and the maximum aggregate number of shares of common stock that may be purchased by all participants in such offering. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed the maximum aggregate number of shares of common stock available, our Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless an employee’s participation is discontinued, his or her right to purchase shares is exercised automatically on the next purchase date at the applicable price. See “Withdrawal” below.

Withdrawal

Participants may withdraw from a given offering period by delivering a notice of withdrawal and terminating their payroll deductions. Such withdrawal may occur at any time prior to the end of an offering, except as otherwise provided by our Board. Upon such withdrawal, we will refund accumulated payroll deductions without interest to the employee, and such employee’s right to participate in that offering will terminate. An employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of employment for any reason, and we will refund all accumulated payroll deductions to the terminated employee without interest.

Restrictions on Transfer and Sales

Purchase rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Changes in Capitalization

In the event that there is any change to our outstanding common stock, whether by reason of merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by the Company, appropriate adjustments will be made to (a) the class(es) and maximum number of shares of common stock subject to the Purchase Plan, (b) the class(es) and number of shares and price per share in effect under each outstanding purchase right, and (c) the number of shares and purchase limits of all outstanding purchase rights.

Effect of Certain Corporate Transactions

In the event of a Corporate Transaction, any surviving or acquiring corporation, or its parent company, may assume, continue or substitute similar purchase rights for those outstanding under the Purchase Plan. If the surviving or acquiring corporation, or its parent company, does not assume or continue such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be applied to the purchase of shares of our common stock within 10 business days prior to the Corporate Transaction, and such purchase rights will terminate immediately thereafter.

A Corporate Transaction will be deemed to occur in the event of the consummation, in a single transaction or in a series of related transactions of any one or more of the following: (a) a sale or other disposition of all or substantially, as determined by the Board in its sole discretion, all of the consolidated assets of us and our subsidiaries; (b) a sale or other disposition of at least 90% of our outstanding securities; (c) a merger, consolidation or similar transaction in which we are not the surviving corporation; or (d) a merger, consolidation or similar transaction in which we are the surviving corporation, but shares of our outstanding common stock are converted into other property by virtue of the transaction.

Termination and Amendment

Our Board may suspend or terminate the Purchase Plan at any time. Our Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by our Board if such amendment (a) would increase the number of shares of common stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or (c) is necessary for the Purchase Plan to satisfy Sections 423 of the Code or other applicable laws and regulations.

Except as provided in the Purchase Plan, purchase rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without the consent of the employee to whom such purchase rights were granted.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to employees and us with respect to participation in the Purchase Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, a participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were paid directly to the participant. However, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or exercise of purchase rights. Taxable income is not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan, or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two years after the beginning of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, the participant will generally recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, then a transfer by the estate will be considered a distribution and the lesser of the following amounts will be treated as ordinary income: (a) the excess of the fair market value of the shares at the time of death over the purchase price or (b) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

Future Plan Benefits

All employees of the Company who satisfy the eligibility requirements discussed above will be eligible to participate in the Purchase Plan, including all executive officers of the Company. As of the Record Date, the Company had 874 employees, 5 of whom were considered executive officers. Directors of the Company will not be eligible to participate in the Purchase Plan.

We cannot determine at this time the participants who will be granted options to purchase shares under the Purchase Plan, the amount of any such options or purchases, or the potential value of such options or purchases to participants as the election to participate and the amount of any purchases under the plan will be determined by the individual employees in their sole discretion and the option price has not yet been determined, however, all participants are subject to the purchase limitations set forth in the plan. Under the terms of the proposed offering under the Purchase Plan, the number of shares of our common stock which a participant could purchase during any purchase period is limited to 2,000. In addition, the fair market value of shares purchased by an individual participant in the plan may not exceed $25,000 in any calendar year.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented and voting on this proposal is required to approve the proposed Purchase Plan. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s stockholders are now entitled to vote, on an advisory basis, to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

The goal of Company’s executive officer compensation program is to retain and reward highly qualified, talented leaders who create long term stockholder value. The program is designed to align management’s interest with that of stockholders and motivate senior executives to increase our long-term growth and profitability while attempting to minimize risks that could result from compensation decisions. As described in this proxy statement, the Compensation Committee weighs the appropriate mix of compensation elements, including the allocation between cash and equity, for each executive officer to help achieve those objectives. The Company’s Compensation Discussion and Analysis contained in this proxy statement describes the Company’s executive compensation program and the decisions made by the Compensation Committee in more detail.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

As an advisory vote, this proposal is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board, and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

IN FAVOR OF PROPOSAL 5

PROPOSAL 6

ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY VOTES

The Dodd-Frank Act and Section 14A of the Exchange Act enables the Company’s stockholders to cast a non-binding advisory vote on how frequently the Company should include a “say-on-pay” vote in its proxy materials for future annual stockholder meetings.

Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. For the reasons described below, the Board recommends that the stockholders select a frequency of three years.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company’s named executive officers be submitted to the stockholders once every three years.

Our Board believes that a triennial advisory vote makes sense for the Company and its stockholders for the following reasons:

•

A triennial advisory vote will allow stockholders to better evaluate our executive compensation programs relative to a pattern of performance over time, which is a more appropriate perspective than the short-term approach that an annual vote could encourage. We seek to encourage a long-term focus among our executives by, for example, granting equity awards that vest over long periods and are designed to correlate closely with the creation of long-term stockholder value. In addition, our compensation programs do not change significantly from year to year. We are concerned that annual votes on our executive compensation program could foster a short-term focus and lead to an over-emphasis on the near-term effect of our compensation programs and thus undermine some of our program’s long-term features. We believe that a vote on our compensation by our stockholders every three years will encourage stockholders to take the same long-term approach to our compensation programs taken by our executives and our compensation committee.

•

A triennial advisory vote will provide us the appropriate time to understand any concerns expressed by our stockholders, thoughtfully evaluate and respond to our stockholders and effectively implement any desired changes to our executive compensation program. As a practical matter, because our critical compensation actions are taken in the first quarter of each fiscal year, any changes to our executive compensation program that were responsive to stockholder concerns would not be fully implemented until the year following the vote, and, as result, would not be disclosed in the compensation tables and reflected in the Compensation Discussion and Analysis section of our proxy statement until the second completed fiscal year following the advisory vote. A triennial advisory vote will permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

•

An annual advisory vote may frustrate stockholder communication. While an advisory vote on executive compensation may reflect general satisfaction or dissatisfaction with a company’s practices, a dialogue about executive compensation between our stockholders and our Board or Compensation Committee members can provide a forum that is more conducive to expressing precise views regarding specific compensation practices. Our Board believes that stockholders should not have to wait for a formal vote at an annual meeting. We encourage our stockholders to convey their compensation concerns to us and view the advisory vote as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding executive compensation. For more information on how to contact members of our Board, please see the section entitled “Communicating with the Board of Directors” above.

While our Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding stockholder advisory vote on the approval of our executive officer compensation practices should be held every year, every two years, or every three years. The frequency option that receives votes from the holders of at least a majority of shares present or represented and voting at the Annual Meeting will be considered the preferred frequency of future advisory votes on the compensation of our named executive officers by our stockholders. Our Board and the Compensation Committee value the opinions of our stockholders in this matter, and, to the extent there is any significant vote in favor of one frequency over the other options, even if fewer than a majority of the votes cast, our Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and not binding on the Board or the Company in any way, our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option indicated by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE THREE YEAR FREQUENCY OF

STOCKHOLDER ADVISORY VOTES ON COMPENSATION

ON PROPOSAL 6.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Positions
Anil K. Singhal	57	Chairman, President, Chief Executive Officer, and Director
Michael Szabados	59	Chief Operating Officer
David P. Sommers	64	Senior Vice President, Operations and Chief Financial Officer, Treasurer, and Secretary
John W. Downing	53	Senior Vice President, Worldwide Sales Operations
Jean Bua	52	Vice President, Finance and Chief Accounting Officer
Victor A. DeMarines	74	Director
John R. Egan	53	Director
Joseph G. Hadzima, Jr.	59	Director
Stuart M. McGuigan	52	Director
Vincent J. Mullarkey	63	Director
Stephen G. Pearse	52	Director

Executive Officers

Anil Singhal co-founded the Company in June 1984 and has served as our Chairman, President, and Chief Executive Officer since January 2007. From January 2001 until January 2007, Mr. Singhal served as President, Chief Executive Officer, Treasurer, and Director. Mr. Singhal has served as a director since our inception. The Company’s Nominating and Corporate Governance Committee, or Nominating Committee, believes that as both co-founder and Chief Executive Officer, Mr. Singhal provides extensive technology vision and leadership; historical knowledge of the Company, its customers, and solutions; and a deep understanding of the opportunities and challenges facing the Company today. The Committee further believes that Mr. Singhal’s business expertise and dedication to the Company’s future success add value to the Company and uniquely qualify him to serve as the Company’s Chairman and Chief Executive Officer.

Michael Szabados has served as our Chief Operating Officer since April 2007. Before that, he served as our Senior Vice President, Product Operations for over five years.

David P. Sommers has served as our Senior Vice President, Operations, Chief Financial Officer, Treasurer, and Secretary since April 2007. Before that, he served as our Senior Vice President, General Operations and Chief Financial Officer for over five years.

Jean Bua joined NetScout as Chief Accounting Officer and Vice President of Finance on September 15, 2010. Before that, Ms. Bua served as Executive Vice President, Finance & Treasurer of American Tower Corporation, or American Tower, from April 2009 until September 2010. She served as Interim Chief Financial Officer from June 2008 through March 2009. From February 2007 until June 2008, Ms. Bua was Executive Vice President, Finance and Corporate Controller of American Tower, and, from August 2005 until February 2007, she was Senior Vice President, Finance and Corporate Controller of American Tower.

John W. Downing has served as our Senior Vice President, Worldwide Sales Operations since April 2007. Before that, he served as our Vice President, Worldwide Sales Operations for over five years.

Directors

Victor A. DeMarines has been a NetScout director since June 2004. Mr. DeMarines was the President and Chief Executive Officer of MITRE Corporation from 1994 until his retirement in 2000. He continued to serve as a member of the Board of Trustees and as Chairman of the Technology Committee of MITRE until his retirement from the Board in 2010. He continues his relationship as a consultant to the company. Since 2002, he has been a member of the Board of Directors and is currently a member of the Stock Option Committee and Audit Committee of Verint Systems Inc., a publicly-held provider of systems for security applications and enterprise business intelligence. Mr. DeMarines is also a member of the US Strategic Command’s “Strategic Advisory Group”. The Company’s Nominating Committee believes that Mr. DeMarines’ experience as Chief Executive Officer of MITRE, together with his service on another public company board provide insightful federal government sector and global business experience to the Company.

John R. Egan has been a NetScout director since October 2000. Mr. Egan is a founding managing partner of Egan-Managed Capital, L.P., a Boston-based venture capital fund specializing in New England, information technology, and early-stage investments, which began in the fall of 1996, and is a managing partner of Carruth Associates. Since 1992, he has been a member of the Board of Directors and is currently the Chairman of the Mergers and Acquisitions Committee and member of the Finance Committee at EMC Corporation, a publicly-held provider of computer storage systems and software. Since 2007, Mr. Egan has served as a member of the Board of Directors and is currently the Chairman of the Mergers and Acquisitions Committee at VMWare, a publicly-held leader in virtualization and cloud infrastructure. Since 2009, Mr. Egan has served as a member of the Board of Directors at Platform Computing, Inc., a privately-held provider of cluster, grid and cloud management software. Mr. Egan also serves on the Board of Trustees at Boston College and as a director for two privately held companies. The Company’s Nominating Committee believes that Mr. Egan’s extensive understanding and involvement in the information technology industry together with his executive leadership roles and his service on other public company boards provides invaluable experience to the Company.

Joseph G. Hadzima, Jr. has been a NetScout director since July 1998. Mr. Hadzima has been a Managing Director of Main Street Partners, LLC, a venture capital investing and technology commercialization company, since April 1998. Since 2001, he has also been President of IPVision, Inc., a Main Street Partners portfolio company that provides intellectual property analysis systems and services. Mr. Hadzima is also a Senior Lecturer at MIT Sloan School of Management. The Company’s Nominating Committee believes that Mr. Hadzima’s experience with emerging technology companies, his prior legal experience, and his service on other boards provide the Company with valuable business perspective and insight into emerging technologies that may impact the business and strategies of the Company and qualify him to serve as a director of the Company.

Stuart M. McGuigan has been a NetScout director since August 2005. Since December 2008, Mr. McGuigan has been Senior Vice President and Chief Information Officer of CVS Caremark Corporation, a publicly-held pharmacy services company. Prior to this, Mr. McGuigan served as Senior Vice President and Chief Information Officer for Liberty Mutual Insurance Group from 2004 to 2008. From 1988 to 2004, Mr. McGuigan held a variety of business and technology executive positions at Merck and Medco Health Solutions, including Senior Vice President, Information Services. The Company’s Nominating Committee believes Mr. McGuigan’s service in numerous financial, operational, executive and director roles in the healthcare and insurance industries provide the Company with valuable leadership skills and an exceptional understanding of global business operations in some of the Company’s key verticals.

Vincent J. Mullarkey has been a NetScout director since November 2000. From May 2005 to June 2007, he was a member of the Board of Directors and the Chairman of the Audit Committee of webMethods, Inc., a then publicly-held business process integration software company that was acquired by Software AG in June 2007. Mr. Mullarkey was the Senior Vice President, Finance and Chief Financial Officer of Digital Equipment Corporation from 1994 until his retirement in September 1998. The Company’s Nominating Committee believes that Mr. Mullarkey’s board and audit committee experience in other public companies coupled with his financial experience in the technology arena provide the Company with essential business and financial expertise.

Stephen G. Pearse has been a NetScout director since May 2007. He has been a principal with investment firms Yucatan Rock, Inc. since 2001 and Common Angels since 2004 and sits on the boards of Emerson Hospital and Communities for Restorative Justice. The Company’s Nominating Committee believes that Mr. Pearse’s experience in the telecommunications and wireless industries provides useful insight to a key vertical focus of the Company and qualifies him for services as director of the Company.

There are no family relationships among any of our executive officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of the Record Date by each beneficial owner of more than 5% of our common stock, each executive officer named in the Summary Compensation Table, each director, and all executive officers and directors as a group. Under applicable SEC rules and regulations, a person is considered to beneficially own our common stock if such person either has the sole or shared power with any other person to either vote or dispose of such common stock. As a result, more than one person may be reported as the beneficial owner of any particular share of our common stock.

Unless otherwise noted, the address of each person listed on the table is c/o NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, and each person has either sole or shared voting or dispositive power over the shares shown below as beneficially owned by such person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class Beneficially Owned
Anil K. Singhal(2)	2,914,463	6.84%
David P. Sommers(3)	200,640	*
Michael Szabados	48,607	*
John W. Downing	57,509	*
Victor A. DeMarines(4)	34,240	*
John R. Egan(5)	46,240	*
Joseph G. Hadzima, Jr.(6)	131,122	*
Vincent J. Mullarkey(7)	66,240	*
Stuart M. McGuigan(8)	27,590	*
Stephen G. Pearse(9)	17,943	*
Jean M. Bua	0	*
Invesco Ltd.(10) 1555 Peachtree Street NE Atlanta, GA 30309	4,081,632	9.58%
Blackrock, Inc.(11) 40 East 52nd Street New York, NY 10022	2,952,380	6.93%
Cadian Capital Management, LLC(12) 461 Fifth Avenue 24th Floor New York, New York 10017	2,730,270	6.41%
Brown Capital Management, Inc.(13) 1201 N. Calvert Street Baltimore, Maryland 21202	2,568,382	6.03%
Jyoti Popat(14) c/o Atlantic Trust Company 100 Federal Street Boston, MA 02110	2,246,801	5.28%
All executive officers and directors as a group (11 persons)(15)	3,544,594	8.30%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock issuable by the Company to a person or entity named below pursuant to options which may be exercised within 60 days of the Record Date or restricted stock units which may vest within 60 days of the Record Date are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person or entity. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.
(2)

Includes 75,000 shares held by a charitable foundation of which Mr. Singhal and his spouse are trustees. Prior to the fiscal year ended March 31, 2010, the shares beneficially owned by Mr. Singhal’s spouse were separately reported by such spouse. As of the Record Date, Mr. Singhal’s spouse did not beneficially own at least five percent of the Company’s outstanding common stock, and therefore the 828,372 shares held by a trust of which Mr. Singhal’s spouse is deemed the beneficial owner are reported herein by Mr. Singhal. This amount does not include an aggregate of 876,503 shares held in trusts for the benefit of Mr. Singhal’s children for which neither Mr. Singhal nor his spouse is a trustee, and 40,790 shares held in a trust for the benefit of Mr. Singhal’s nieces and nephews for which neither Mr. Singhal nor his spouse is a trustee.
(3)	Includes 25,000 shares issuable upon the exercise of options exercisable within 60 days of the Record Date.
(4)	Includes 20,000 shares issuable upon the exercise of options exercisable within 60 days of the Record Date and 3,448 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(5)	Includes 20,000 shares issuable upon the exercise of options exercisable within 60 days of the Record Date and 3,448 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(6)	Includes 20,000 shares issuable upon the exercise of options exercisable within 60 days of the Record Date and 3,448 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date. The shares deemed to be beneficially owned by Mr. Hadzima do not include an aggregate of 41,328 shares held in trust for the benefit of Mr. Hadzima’s children and an aggregate of 832,170 shares of common stock held by two trusts for the benefit of Ms. Popat’s children, of which Mr. Hadzima is one of two trustees of each such trust and which Mr. Hadzima disclaims beneficial ownership of such shares.
(7)	Includes 20,000 shares issuable upon the exercise of options exercisable within 60 days of the Record Date and 3,448 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(8)	Includes 1,350 shares issuable upon the exercise of options exercisable within 60 days of the Record Date and 3,448 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(9)	Includes 3,448 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(10)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2011. Includes 3,381,301 shares held by Invesco National Trust Company, or Invesco; 498,022 shares held by Invesco Advisors, Inc.; 202,124 shares held by Invesco PowerShares Capital Management; and 185 shares held by Van Kampen Asset Management. Includes 2,504,798 shares for which Invesco has sole power to vote; 498,022 shares for which Invesco Advisors, Inc. has sole power to vote; 202,124 shares for which Invesco PowerShares Capital Management has sole power to vote; and 185 shares for which Van Kampen Asset Management has sole power to vote. Invesco, Invesco Advisors, Inc., Invesco PowerShares Capital Management and Van Kampen Asset Management are subsidiaries of Invesco Ltd. Based on information received from Invesco, approximately 2,246,801 of the 4,081,632 shares reported to be held by Invesco are attributable to shares also reported with respect to Narendra Popat and Jyoti Popat because a subsidiary of such company is a trustee of the various trusts which hold the shares reported with respect to Narendra Popat and Jyoti Popat.
(11)	Based solely on a Schedule 13G/A filed with the SEC on February 7, 2011. Includes 2,952,380 shares for which such reporting person has the sole power to vote.
(12)	Based solely on a Schedule 13G/A filed with the SEC on February 18, 2011. Eric Bannasch is a managing member of Cadian Capital Management, LLC. Therefore, Mr. Bannasch may be deemed to be the beneficial owner of the 2,730,270 shares directly owned by Cadian Capital Management, LLC.
(13)	Based solely on a Schedule 13G/A filed with the SEC on February 7, 2011. Includes 1,295,661 shares for which such reporting person has the sole power to vote.
(14)	The information listed herein is based on information provided to the Company by the reporting person. Includes an aggregate of 911,175 shares of common stock held by a trust for the benefit of Ms. Popat’s spouse, Narendra Popat, a co-founder and former officer and director of NetScout, for which Ms. Popat and Mr. Popat are co-trustees; 187,760 shares held by a trust for the benefit of Ms. Popat’s spouse for which Ms. Popat is one of two trustees of such trust; 20,966 shares of common stock held by The HOPE Foundation USA—1999, a charitable trust, of which Ms. Popat and her spouse are co-trustees; and 832,170 shares of common stock held by two trusts for the benefit of Ms. Popat’s children, of which Ms. Popat is one of two trustees of each such trust. Does not include an aggregate of 130,000 shares of common stock held by The Popat Family Trust—2001 for which neither Ms. Popat nor her spouse is a trustee. Prior to the fiscal year ended March 31, 2010, the shares beneficially owned by Narendra and Jyoti Popat were separately reported by each spouse. As of the Record Date, Narendra Popat did not beneficially own at least five percent of the Company’s outstanding common stock, and therefore the shares for which Mr. Popat is deemed to be the beneficial owner are reported herein by Ms. Popat.
(15)	Includes an aggregate of 106,350 shares issuable upon exercise of options exercisable within 60 days of the Record Date and an aggregate of 20,688 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board is currently chaired by the President and Chief Executive Officer of the Company, Mr. Singhal. The Board believes combining the position of Chief Executive Officer and Chairman is in the best interest of the Company and its stockholders. As one of the co-founders of the Company, Mr. Singhal provides extensive technology vision and leadership; historical knowledge of the Company, its customers, and solutions; and a deep understanding of the opportunities and challenges facing the Company today. Those attributes, together with his combined role, place him in the best position to ensure the Board and management act with a common purpose to execute the Company’s strategic initiatives and business plans. To reinforce director independence and provide for leadership separate from the Chairman, the Company’s Board appointed Mr. Egan as Lead Independent Director.

Director Independence

Our Board has determined that each of Messrs. DeMarines, Egan, Hadzima, McGuigan, Mullarkey, and Pearse is independent within the meaning of our director independence standards and the director independence standards of The NASDAQ Global Market, or NASDAQ, and the SEC. Furthermore, our Board has determined that each member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of our Board is independent within the meaning of the Company’s, NASDAQ’s, and the SEC’s independence standards, as applicable.

Executive Sessions of Independent Directors

Our Board holds executive sessions of the independent members of our Board following each regularly scheduled in-person meeting of our Board. The Lead Independent Director, currently Mr. Egan, chairs the executive sessions.

Policies Governing Director Nominations

Director Qualifications

Our Nominating Committee is responsible for reviewing with our Board the appropriate qualities, skills, and characteristics desired of Board members in the context of the needs of the business and current make-up of our Board. This assessment includes consideration of the following minimum qualifications that our Nominating Committee believes must be met by all directors:

•	Directors must be individuals of the highest ethical character and integrity and share our values as reflected in our Code of Business Conduct;

•	Directors must have reputations, both personal and professional, consistent with our image and reputation;

•	Directors must be free of conflicts of interest that would interfere with the proper performance of the responsibilities of a director;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and/or committee member, as the case may be;

•

Directors must have substantial business or professional experience and expertise and be able to offer meaningful and practical advice and guidance to our management based on that experience and expertise; and

•	Directors must have a commitment to enhancing stockholder value.

The Nominating Committee also considers numerous other qualities, skills, and characteristics when evaluating director nominees, such as:

•

An understanding of and experience in the network application/performance management solutions market, the market for networking solutions generally and related accounting, legal, finance, product, sales and/or marketing matters;

•	Experience on other public or private company boards, unless a director otherwise provides complementary capabilities or qualifies as an “audit committee financial expert” under the rules of the SEC;

•	Leadership experience with public companies or other major organizations; and

•

Diversity of the Board, taking into account the business and professional experience, educational background, reputation, industry expertise across various market segments and technologies relevant to our business, as well as other relevant attributes of the candidates.

Board members are expected to prepare for, attend, and participate in Board meetings and meetings of committees on which they serve. In addition, directors must stay abreast of our business and markets.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for nominating persons for election as directors of the Company. Our Board delegates the initial selection process to our Nominating Committee, with the expectation that other members of our Board, and of management, will take part in the process as appropriate.

Generally, the Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders, or through such other methods as our Nominating Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating Committee and set forth in the Corporate Governance Guidelines. The Nominating Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating Committee deems to be helpful in the evaluation process. The Nominating Committee then meets to discuss and evaluate the qualities and skills of each candidate in light of the criteria set forth above or established by the Nominating Committee from time to time, both on an individual basis and taking into account the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating Committee recommends candidates for our Board’s approval as director nominees for election to the Board. The Nominating Committee also recommends candidates for the Board’s appointment to the committees of our Board.

Stockholder Recommendations For Nominees As Directors and the Proposal of Other Business

Our Nominating Committee will consider recommendations for candidates for nominees as directors and proposals for business other than director nominations that are properly submitted by stockholders. Any recommendation of a nominee for the Board or any proposal for business other than director nominations by our stockholders with respect to our Annual Meeting of Stockholders for the fiscal year ended March 31, 2012, or the 2012 Annual Meeting, must be submitted in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, Attention: Secretary, and must be received by us and comply with the requirements set forth in the Company’s by-laws.

Any communication with respect to nominees as directors should (i) describe why the candidate meets the Board’s criteria described above; (ii) include the candidate’s and recommender’s names and addresses and provide biographical information about the recommended candidate that would be required to be disclosed in solicitations of proxies for election of directors; (iii) include the proposed nominee’s written consent to serve as a nominee, if nominated, and as a director, if elected; and (iv) contain any additional information otherwise required by Regulation 14A under the Exchange Act.

Any communication with respect to the proposal of business other than director nominations should include, among other matters required by our by-laws, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder or any stockholder associated person (as defined in our by-laws), if any, on whose behalf the proposal is made.

The requirements for stockholder director nominations and proposals other than director nominations appear in our by-laws. Only such individuals who are nominated in accordance with the procedures described above and in our by-laws will be eligible for election by stockholders as directors and only such business brought before the meeting in accordance with the procedures set forth above and in our by-laws will be conducted at a meeting of stockholders. We have not received any stockholder recommendations or nominations with respect to our Annual Meeting.

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, Attention: Secretary, and must be received by us no later than March 28, 2012. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act.

If you wish to submit a proposal for the 2012 Annual Meeting but not have it included in next year’s proxy materials for such meeting or wish to nominate a director, you must submit such proposal or nomination in writing to our principal executive offices at 310 Littleton Road, Westford, Massachusetts 01886, Attention: Secretary, and such proposal or nomination must be received no earlier than the close of business of May 10, 2012 and no later than the close of business of June 11, 2012 and must satisfy the requirements described above and in our by-laws.

In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested.

Policy Governing Security Holder Communications with the Board of Directors

The Board provides to every stockholder the ability to communicate with the Board as a whole and with individual directors through an established process for security holder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board as a whole or to a specific member of the Board, stockholders may send such communications to the attention of the Chairman of the Board with respect to general communications or to the attention of the specific director, in each case, by one of the three methods listed below:

By U.S. mail (including courier or other expedited delivery service): NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886 Attn: [Chairman of the Board]/[Individual Director], c/o Director, Investor Relations

By facsimile: (978) 614-4004, Attn: [Chairman of the Board]/[Individual Director], c/o Director, Investor Relations

By email: ir@netscout.com

We will forward any such stockholder communications to the Chairman of our Board, as a representative of our Board, and/or to the director to whom the communication is addressed.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is that one of the regularly scheduled in-person meetings of our Board will be scheduled on the same day as our annual meeting of stockholders, and all directors are encouraged to attend our annual meeting of stockholders. All seven members of our Board attended the Annual Meeting of Stockholders held on September 8, 2010.

Code of Ethics

We have adopted a code of ethics as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, which applies to all of the employees, officers, and directors of the Company and our subsidiaries, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of our website at http://www.netscout.com/investors/. NetScout intends to disclose amendments to or waivers from provisions of the Code of Business Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, by posting such information on our website, available at http://www.netscout.com/investors/.

For more corporate governance information, you are invited to visit the Corporate Governance section of our website, available at http://www.netscout.com/investors/. Contents of our website are not part of or incorporated by reference into this proxy statement.

Majority Vote Policy

It is the policy of NetScout that any nominee for election to the Board who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board met six times and took action by written consent two times during the fiscal year ended March 31, 2011. Each of the directors attended at least 75% of the total number of meetings of our Board and the committees on which they served during fiscal year 2011. The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Finance Committees.

Audit Committee

The Audit Committee, of which Messrs. DeMarines, Egan, Hadzima, and Mullarkey are members, is responsible for (1) reviewing and overseeing the financial reports we provide to the SEC, our stockholders, or to the general public, and our accounting policies, internal accounting controls, internal control over financial reporting, auditing functions, and financial reporting practices; (2) ensuring the independence of the independent auditor and thereby furthering the integrity of our financial reporting; and (3) establishing procedures designed to facilitate the receipt, retention, and handling of complaints regarding disclosure controls and procedures, internal control over financial reporting and accounting, internal accounting control or auditing matters; and the receipt of confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters. Additionally, the Audit Committee reviews and monitors the Company’s compliance with its related party transaction approval policy. A copy of the Audit Committee Charter is available at the Corporate Governance section of our website at http://www.netscout.com/investors/. The Audit Committee met eleven times during the fiscal year ended March 31, 2011. Mr. Mullarkey serves as the Chairman of the Audit Committee and qualifies as an “audit committee financial expert” under the rules of the SEC. Our Board has determined that each member of our Audit Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards and the SEC’s heightened director independence standards for audit committee members.

Compensation Committee

The Compensation Committee, of which Messrs. Hadzima, McGuigan, and Pearse are members, is responsible for discharging the responsibilities of the Board relating to the compensation of our executives, administering our incentive compensation and stock plans, reviewing and making recommendations with respect to our benefit plans and human resource activities, and reviewing with our management and recommending for inclusion in our proxy statements and incorporation by reference in our Annual Reports on Form 10-K the Compensation Disclosure and Analysis. A copy of the Compensation Committee Charter is available at the Corporate Governance section of our website at http://www.netscout.com/investors/. Our Compensation Committee met eight times during the fiscal year ended March 31, 2011. Mr. Hadzima serves as the Chairman of the Compensation Committee. The Board has determined that each member of our Compensation Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards and is a “non-employee director” as defined by applicable SEC rules and regulations.

Nominating and Corporate Governance Committee

The Nominating Committee, of which Messrs. DeMarines, Egan, McGuigan, and Pearse are members, is responsible for identifying individuals qualified to become directors, recommending to our Board the director nominees for election, and monitoring compliance with and periodically reviewing our Code of Business Conduct and Corporate Governance Guidelines. A copy of the Nominating Committee Charter is available at the Corporate Governance section of our website at http://www.netscout.com/investors/.

Our Nominating Committee met two times during the fiscal year ended March 31, 2011. Mr. Egan serves as the Chairman of the Nominating Committee. The Board has determined that each member of the Nominating Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards.

Finance Committee

The Finance Committee, of which Messrs. Mullarkey, DeMarines, Hadzima, and Egan are currently members, considers strategic initiatives and other opportunities that may become available to the Company from time to time. During the fiscal year ended March 31, 2011, the Finance Committee met four times.

Report of Audit Committee of the Board of Directors1

This report is submitted by the Audit Committee of the Board, which reviews with the Company’s management and independent registered public accounting firm the annual consolidated financial statements and such firm’s opinion thereon, reviews the results of the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting, evaluates the effectiveness of the independent auditors, recommends the retention of or potential change in the independent auditors to the Board, approves all fees to be paid by the Company to its independent auditors and reviews the Company’s accounting policies, disclosure controls and procedures and internal control over financial reporting. The Audit Committee is currently comprised of Messrs. DeMarines, Egan, Hadzima, and Mullarkey, and each is independent within the meaning of the Company’s, SEC’s, and NASDAQ’s director independence standards2. Mr. Mullarkey serves as the Chairman of the Audit Committee and is an audit committee financial expert as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board. This charter is reviewed and reassessed annually.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s financial statements and the financial reporting process, including disclosure controls and procedures and internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements of the Company for the year ended March 31, 2011 with management, including a discussion of the quality, not just the acceptability, of the implementation of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and reviewed the Company’s disclosure controls and procedures and internal control over financial reporting, including management’s assessment of the effectiveness of its internal control over financial reporting.

The Audit Committee reviewed the results of the integrated audit with PricewaterhouseCoopers LLP, the Company’s independent registered accounting firm who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America and on the design and effective operation of, the Company’s internal control over financial reporting as of March 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee also reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s selection and implementation of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee also discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of any non-audit services with the auditors’ independence. The Audit Committee met eleven times in fiscal 2011.

[1]

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

[2]

The Board approved a change in membership of the Audit Committee and the Nominating and Corporate Governance Committee effectively switching Mr. Pearse’s and Mr. Hazdima’s respective positions on each committee effective immediately after the Company’s filing of Form 10-K.

During fiscal 2011 senior members of the Company’s financial and legal management participated in each of the regularly scheduled meetings. At these regularly scheduled meetings the Company’s independent auditors and external legal counsel were also present. The Audit Committee discussed with the Company’s management and independent auditors the overall plan for the integrated audit, the results of their examinations, their assessment of the Corporation’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee also held separate executive discussions with the Corporation’s independent auditors without the presence of management.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1. AU Section 380), as adopted by the PCAOB in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), as currently in effect, and has discussed with PricewaterhouseCoopers LLP that firm’s independence. Based on its review of the Company’s consolidated financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did formally recommend, to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

Respectfully submitted by the Audit Committee

Vincent J. Mullarkey, Chairman

Victor A. DeMarines

John R. Egan

Joseph G. Hadzima, Jr.

The Board’s Role in Risk Oversight

The Board administers risk management and oversight and through the Board as a whole, as well as through various Board committees that address risks inherent in their respective areas of oversight. The Board seeks to ensure that risk management principles are incorporated in the Company’s strategic planning and management processes. This comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.

The Board monitors the information it receives and requests from management and provides oversight and guidance to our senior management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of the Company’s goals, strategies and policies.

Our senior executives regularly attend meetings of the Board and its committees and provide the Board and its committees with reports regarding the Company’s operations, strategies and objectives and the risks inherent within them. Board and committee meetings also provide a venue for directors to discuss issues with, request additional information from, and provide guidance to, senior management. In addition, our directors have direct access to senior management to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues regularly attend Board and committee meetings to provide additional insight into items being discussed, including risk exposures.

The Board has delegated oversight for matters involving certain specific areas of risk exposure to its three principal committees. Each committee reports to the Board at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight. Each committee is also authorized and empowered to retain independent advisors as the committee deems appropriate to discharge its responsibilities under such committee’s charter.

The Audit Committee oversees the integrity of our financial statements, reporting process and internal controls, the relationship with our independent auditors, including their qualifications, independence and performance, and the Company’s corporate finance matters, including its capital structure. The Audit Committee also provides oversight with respect to the Company’s risk management process and litigation, discussing with management the Company’s significant financial risk exposures, steps management has taken to monitor, control and report such exposures, and our policies with respect to risk assessment and risk management. The Audit Committee has also deliberated on enterprise risk management analysis.

Our Compensation Committee is responsible primarily for the design and oversight of the Company’s executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with our stockholders. The Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees. Elements of our executive compensation program that mitigate excessive risk taking, such as our combination of short and long-term incentives, are described below under “Compensation Discussion and Analysis.”

The Nominating Committee oversees risks related to our corporate governance, including Board and director performance, director succession, director education and the Company’s Corporate Governance Guidelines and other governance documents. The Nominating Committee also oversees the Company’s overall compliance program. The Nominating Committee has conducted Board-wide risk and compliance education.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation Summary

The following summary compensation table sets forth the total compensation paid or accrued for the fiscal year ended March 31, 2011 to our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers during the fiscal year ended March 31, 2011. The executives listed below may be referred to as our “Named Executive Officers.”

Summary Compensation Table for Fiscal Year 2011

Name and Principal Position	Fiscal Year	Salary($)	Restricted Stock Unit Awards(2)($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value(3)($)	All Other Compensation(4)($)	Total($)
Anil K. Singhal	2011	325,000	153,599	360,000	283,000	51,145	1,172,744
Chairman, CEO and President	2010	325,000	—	133,000	283,000	45,318	786,318
	2009	318,747	—	750,000	283,000	40,850	1,392,597

Michael Szabados	2011	275,000	348,786	150,000	—	11,307	785,093
Chief Operating Officer	2010	275,000	249,028	55,000	—	—	579,028
	2009	268,747	224,099	313,000	—	—	805,846

David P. Sommers	2011	250,000	235,851	120,000	—	13,614	619,465
Senior VP and CFO	2010	250,000	184,565	44,000	—	—	478,565
	2009	241,249	166,804	250,000	—	—	658,053

Jean Bua	2011	109,102	46,977	60,000	—	—	216,079
VP, Finance and CAO	2010	N/A	N/A	N/A	N/A	N/A	N/A
	2009	N/A	N/A	N/A	N/A	N/A	N/A

John W. Downing(1)	2011	237,500	258,136	160,756	—	—	656,392
Senior VP, Worldwide Sales Operations	2010	200,000	205,541	196,475	—	—	602,016
	2009	187,500	185,166	250,779	—	—	623,445

(1)	The information presented for Mr. Downing under the “Non-Equity Incentive Plan Compensation” column consists of sales commissions and bonus for the fiscal years ended March 31, 2011, 2010 and 2009.
(2)	Represents share based compensation expense recognized during the year in accordance with Generally Accepted Accounting Principles (GAAP). When granted, restricted stock units vest over four years and are valued based upon the closing market price of our common stock at the date of grant. In fiscal 2009 and 2010, Mr. Singhal declined restricted stock unit grants due to his already large stock ownership as co-founder and his desire to reserve the equity incentives for other employees. In fiscal 2011, Mr. Singhal accepted the recommendation of the Board and accepted the grant of equity listed.
(3)	Change in Pension Value for Mr. Singhal represents vesting in fiscal 2011, 2010 and 2009 towards a future retirement benefit. Total future severance payments are projected at $1,400,000 and vest over 4 years 8 months beginning in the fourth quarter of the fiscal year ended March 31, 2007. Mr. Singhal’s future retirement benefit also includes a projected $200,000 in payments for future health benefits.
(4)	See the All Other Compensation Table below for additional information.

Option Awards. We did not make any option grants during the fiscal years ended March 31, 2011, through 2009 to any of our Named Executive Officers. Therefore, we have omitted this column.

Nonqualified Deferred Compensation Earnings. We currently do not provide a non-qualified defined contribution plan or other deferred compensation plan to any of our Named Executive Officers.

All Other Compensation Table for Fiscal Year 2011

Name and Principal Position	Fiscal Year	Car Usage($)	Financial and Legal Counseling($)	401(K) Match($)	Other(1)($)	Total($)
Anil K. Singhal	2011	12,138	27,700	7,350	3,957	51,145
	2010	7,797	27,700	7,350	2,471	45,318
	2009	7,291	25,000	7,434	1,125	40,850

Michael Szabados(2)	2011	—	—	7,350	3,957	11,307
	2010	—	—	—	—	—
	2009	—	—	—	—	—

John Downing(3)	2011	—	—	—	—	—
	2010	—	—	—	—	—
	2009	—	—	—	—	—

David Sommers(2)	2011	—	—	7,350	6,264	13,614
	2010	—	—	—	—	—
	2009	—	—	—	—	—

Jean Bua(4)	2011	—	—	—	—	—
	2010	—	—	—	—	—
	2009	—	—	—	—	—

(1)	This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of All Other Compensation for the Named Executive Officer. These other benefits include: patent program awards, the value of supplemental life insurance premiums, and spousal attendance at company sponsored events.
(2)	Totals for fiscal years 2009 and 2010 did not exceed the disclosure thresholds relative to Messrs. Szabados and Sommers.
(3)	Totals for fiscal years 2009, 2010 and 2011 did not exceed the disclosure thresholds relative to Mr. Downing.
(4)	Ms. Bua joined the company in September 2010, accordingly, no information is presented for fiscal years 2010 and 2009. The total for fiscal year 2011 did not exceed the disclosure threshold for Ms. Bua.

Grants of Plan-Based Awards in Fiscal Year 2011

The following table sets forth grants of plan-based awards to each of our Named Executive Officers for the year ended March 31, 2011:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)(2)
Anil K. Singhal	6/9/10	RSU				—	76,222		982,502
		Cash	—	600,000	—

David P. Sommers	6/8/10	RSU				—	34,003		439,999
		Cash	—	200,000	—

Michael Szabados	6/8/10	RSU				—	54,415		704,130
		Cash	—	250,000	—

John W. Downing	6/8/10	RSU				—	34,003		439,999
		Cash	—	237,500	—

Jean Bua	9/15/10	RSU				—	24,766		449,998
		Cash	—		—

(1)	Actual non-equity incentive plan awards are made based on various factors including the Company’s overall performance, as described more fully in the Compensation Discussion and Analysis. As described, the Company has not set prescribed maximum payments, and the possible award could exceed 100% of an individual’s target if the Company exceeded its goals and the individual met or exceeded his goals. However, the Company expects that awards exceeding 100% would be rare.
(2)	Actual equity incentive plan awards are made based on various factors including the Company’s overall performance, as described more fully in the Compensation Discussion and Analysis. As described, the Company has not set prescribed maximum payments, and the possible award could exceed 100% of an individual’s target if the Company exceeded its goals and the individual met or exceeded his goals. However, the Company expects that awards exceeding 100% would be rare.
(3)	Amounts shown represent the aggregate full grant date fair value calculated in accordance with FASB ASC 718, disregarding adjustments for forfeitures. The assumptions used to value these awards are set forth in Note 13 to our Annual Report on Form 10-K for the period ended March 31, 2011. The fair value shown above may not be indicative of the value realized on the date the options are exercised or the RSUs vest due to variability in the share price of our common stock.

During the fiscal year ended March 31, 2011, we did not make any “other stock awards” or “other option awards” and have therefore deleted those columns.

Outstanding Equity Awards at Fiscal Year 2011 End Table

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)
Anil K. Singhal	6/9/10	—	—	—	—	76,222	2,082,385

Michael Szabados	6/8/10	—	—	—	—	54,415	1,486,617
	2/4/2008	—	—	—	—	25,000	683,000

David P. Sommers	6/8/10	—	—	—	—	34,003	928,961
	2/4/2008	—	—	—	—	17,500	478,100
	6/13/2003	25,000	—	4.22	7/17/2012	—	—

Jean Bua	9/15/10	—	—	—	—	24,766	676,607

John W. Downing	6/8/10	—	—	—	—	34,003	928,961
	2/4/2008	—	—	—	—	17,500	478,100
	4/5/2007	—	—	—	—	2,500	68,300

Unearned Equity Incentive Plan Awards. We do not have any unearned equity incentive plan awards for any of our Named Executive Officers and have therefore omitted the corresponding columns.

Option Exercises and Stock Vested in Fiscal Year 2011 Table

The following table sets forth option exercises and vested stock awards for each of our Named Executive Officers for the fiscal year ended March 31, 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
David P. Sommers	50,000	874,494	17,500	435,575
Michael Szabados	1,250	12,054	25,000	603,500
John W. Downing	20,000	305,800	20,000	459,100
Jean Bua	—	—	—	—

(1)	Value is calculated by multiplying the number of shares times the closing price of a share of our common stock on the exercise date and subtracting from that amount the exercise price multiplied by the number of shares acquired on such exercise date.
(2)	Value is calculated by multiplying the number of shares times the closing price of a share of our common stock on the vesting date.

Pension Benefits Table for Fiscal Year 2011

The following table sets forth the payments or other benefits at, following, or in connection with retirement of our Named Executive Officers

Name	Fiscal Year	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Anil K. Singhal	2011	51 months	1,368,000
	2010	39 months	920,000	—
	2009	27 months	637,000	—

In January of 2007, we entered into an agreement with Mr. Singhal that provides retirement benefits. These benefits vest over 4 years and 8 months beginning in January 2007 at a rate of 1.5 years for every year of future service, prorated for any partial year. Total future severance payments assuming 100% vesting are projected at $1,400,000. Mr. Singhal’s retirement benefits also include a projected $200,000 in payments for future health benefits. These benefits are an unfunded obligation.

Non-Qualified Deferred Compensation Table for Fiscal Year 2011

We do not provide a non-qualified defined contribution plan or other deferred compensation plan to any of our Named Executive Officers and have therefore omitted this table.

Director Compensation Table for Fiscal Year 2011

Name	Fees Earned or Paid in Cash($)	Stock Awards($)	All Other Compensation($)	Total($)
Victor A. DeMarines	53,400	88,234	40,000	181,434
John R. Egan	90,200	88,234	40,000	218,434
Joseph G. Hadzima, Jr.	64,200	88,234	40,000	192,434
Stuart M. McGuigan	48,000	88,234	40,000	176,234
Vincent J. Mullarkey	67,400	88,234	40,000	195,634
Stephen G. Pearse	48,000	88,234	40,000	176,234

Effective as of September 2010, non-employee directors are compensated $36,000 annually for their services and do not receive any additional compensation for any regular Board meeting attended. (Prior to September 2010, non-employee directors received a $30,000 annual retainer and $1,500 for each regular Board meeting attended.) The lead non-employee director receives an additional annual retainer of $30,000. Non-employee directors currently receive $8,000 annually for serving on the Audit Committee and $6,000 annually for serving on either the Compensation Committee or Nominating Committee. In addition, directors who are chairpersons of a particular committee are also given additional annual compensation of $20,000 for the Audit Committee, and $6,000 for either the Compensation Committee or Nominating Committee. Finance Committee members receive $1,000 for each meeting attended in person and $800 for each meeting attended via telephone. Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board or of any committee and for attendance at approved director education programs. Non-employee directors are granted annually equity-based awards in the form of restricted stock units representing $60,000 of NetScout common stock. In addition, upon the annual vesting of these restricted stock units the non-employee directors receive $40,000 to defray the corresponding tax liability. These restricted stock unit awards vest 100% on the date of our annual meeting provided that during such year, such director attends at least 75%, collectively, of the meetings of the Board and any committee of the Board of which such director is a member. In the event that the foregoing attendance requirements are not met, then 100% of these restricted stock units will vest on the third anniversary of the date of grant. No other equity awards are given to our non-employee directors.

Stock Plans

1999 Stock Option and Incentive Plan. Our 1999 Stock Option and Incentive Plan, as amended, or the 1999 Stock Option Plan, was adopted by the Board in April 1999 and was approved by our stockholders in June 1999. The 1999 Stock Option Plan was replaced by our 2007 Plan effective September 12, 2007, and no further grants were made under the 1999 Stock Option Plan after such date. The 1999 Stock Option Plan provided for the grant of stock-based awards to our employees, officers and directors, consultants, or advisors. Under the 1999 Stock Option Plan, we could grant options that were intended to qualify as incentive stock options within the meaning of Section 422 of the Code, options not intended to qualify as incentive stock options, restricted stock, and other stock-based awards. Incentive stock options could be granted only to our employees. A total of 9,500,000 shares were reserved for issuance under the 1999 Stock Option Plan.

The 1999 Stock Option Plan is administered by our Compensation Committee. Payment of the exercise price of an award under the 1999 Stock Option Plan may be made in cash or, if approved by the Compensation Committee, shares of common stock, a combination of cash and stock, a promissory note or by any other method approved by the Compensation Committee. Unless otherwise permitted by the Compensation Committee, awards are not assignable or transferable except by will or the laws of descent and distribution and, during the participant’s lifetime, may be exercised only by the participant.

The 1999 Stock Option Plan provides, subject to certain conditions, that upon an acquisition of the Company, 25% of each unvested portion of any awards will accelerate and become exercisable, with the remaining 75% of each unvested portion to continue vesting throughout the term of such awards.

The Compensation Committee may, in its sole discretion, amend, modify or terminate any award granted or made under the 1999 Stock Option Plan, so long as such amendment, modification or termination would not materially and adversely affect the participant. The Compensation Committee may also provide that any option shall become immediately exercisable, in full or in part, or that any restricted stock granted under the 1999 Stock Option Plan shall be free of some or all restrictions.

As of the Record Date, options to purchase an aggregate of 298,044 shares of common stock at an average exercise price of $6.45 per share were outstanding under the 1999 Stock Option Plan, and we had granted restricted stock units representing 1,015,899 shares of common stock, with 2,223 shares outstanding.

2007 Equity Incentive Plan. Our 2007 Plan was adopted by the Board in September 2007 and was approved by our stockholders at the September 12, 2007 annual meeting of stockholders. The 2007 Plan replaced the 1999 Stock Option Plan. The 2007 Plan allows us to grant restricted stock units, stock, stock options, and other equity interests to our and our subsidiaries’ employees, officers, directors, consultants, and advisors. Under the 2007 Plan, we may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, options not intended to qualify as incentive stock options, restricted stock, and other stock-based awards. Incentive stock options may be granted only to our employees. The maximum number of shares as to which equity awards may be granted under the 2007 Plan is 5,000,000 shares (subject to certain adjustments under the 2007 Plan), of which no more than 500,000 shares may be granted to any one person.

The 2007 Plan is administered by our Compensation Committee. Subject to the provisions of the 2007 Plan, our Compensation Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of common stock subject to the award.

Payment of the exercise price of an award may be made in cash or, if approved by the Compensation Committee, shares of common stock, a combination of cash and stock, a promissory note, or by any other method approved by the Compensation Committee. Unless otherwise permitted by the Compensation Committee, awards are not assignable or transferable except by will or the laws of descent and distribution and, during the participant’s lifetime, may be exercised only by the participant.

The Compensation Committee may, in its sole discretion, amend, modify or terminate any award granted or made under the 2007 Plan, so long as such amendment, modification or termination would not materially and adversely affect the participant. The Compensation Committee may also provide that any option shall become immediately exercisable, in full or in part, or that any restricted stock granted under the 2007 Plan shall be free of some or all restrictions.

As of the Record Date, we had granted restricted stock units representing 3,306,578 shares of common stock, with 1,274,114 shares outstanding.

1999 Employee Stock Purchase Plan, as amended. The 1999 Employee Stock Purchase Plan, as amended, or the 1999 Purchase Plan, was adopted by the Board in April 1999 and was approved by our stockholders in

June 1999. The plan was amended by our Board on January 17, 2001, July 18, 2001, and April 29, 2003. A total of 500,000 shares of common stock were originally reserved for issuance under the 1999 Purchase Plan. In September 2003, at our annual meeting, an additional 750,000 shares were approved, for a total of 1,250,000 shares reserved for issuance under the 1999 Purchase Plan. The Board suspended the 1999 Purchase Plan as of October 31, 2005.

The following table sets forth securities authorized for issuance under our stock option plans as of fiscal year ended March 31, 2011:

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plan category
Equity compensation plans approved by security holders	1,744,378	$6.35	2,156,693
Equity compensation plans not approved by security holders	—	—	—
Total	1,744,378	$6.35	2,156,693

Stock Ownership Policy

In 2010, the Compensation Committee approved a Stock Ownership Policy for certain of the Company’s executive officers and directors. The Stock Ownership Policy states that within four years of the date the policy became effective, or within four years after becoming an executive officer or director, the executive officers and directors will be subject the following stock ownership requirements:

Title	Ownership Guideline(1)
Chief Executive Officer	4x annual base salary
Chief Operating Officer	3x annual base salary
Section 16 Officers who are Senior Vice Presidents	2x annual base salary
Directors	3x annual board retainer

(1)	The ownership guideline for each participant will be converted into a number of shares on the first day of each fiscal year based on the average closing price of a share of NetScout stock for the previous fiscal year.

The Compensation Committee is responsible for monitoring compliance with the guidelines. As of the end of fiscal 2011, each officer and director had met the requirements of the Stock Ownership Policy. Shares that count toward the ownership target include all shares directly or beneficially owned by the director or executive officer, unvested restricted stock units granted under Company’s plans (restricted stock units will be applied toward the ownership requirements based on the value of restricted stock units after taking into account any required share withholding); and shares purchased on the open market.

401(k) Plan

We maintain a 401(k) plan qualified under Section 401 of the Code. All of our employees who are at least 18 years of age and work at least 20 hours per week are eligible to participate in the 401(k) plan. Under the 401(k) plan, a participant may contribute a maximum of 60% of his or her pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit, which was $16,500 (or $22,000 for individuals at least 50 years of age) in calendar year 2011, to the 401(k) plan. At the discretion of our Board, we may make matching contributions to the 401(k) plan. During the plan year ended December 31, 2010, we matched 50% of employee contributions up to 6% of compensation. Employer contributions vest over four years at a rate of 25% per year of service. In addition, at the discretion of our Board, we may make profit-sharing contributions to the 401(k) plan for all eligible employees.

Employment and Other Agreements

Mr. Singhal assumed the role of Chairman of our Board, effective January 19, 2007. In conjunction with his additional responsibilities, we entered into a new employment agreement with Mr. Singhal, which provides that he will receive an annual base salary of at least $300,000. The employment agreement provides for a three-year term commencing January 19, 2007 with automatic one-year renewals. During the term of this agreement, Mr. Singhal will also be eligible to receive an annual bonus based on Company performance and individual objectives. The employment agreement is terminable at will by either party and provides that if we elect not to renew the agreement for any reason, or if Mr. Singhal’s employment is terminated by us without due cause as defined in the agreement, by Mr. Singhal at any time following the consummation of a sale of the Company, or upon the death or disability of Mr. Singhal, Mr. Singhal, or his estate, is entitled to receive in a lump sum, a payment equal to the net present value of $16,000 per month for seven years. If Mr. Singhal terminates his employment with us for any reason prior to the consummation of a sale of the Company, he is entitled to such lump sum payment for the period for which his severance benefits have vested (not to exceed seven years). Mr. Singhal will also receive continued health and dental benefits during such period. Mr. Singhal’s severance benefits will vest at a rate of 1.5 years for every year of future service, prorated for any partial year.

We also entered into severance agreements in May 2009 after the end of our fiscal year ended March 31, 2009 with our Named Executive Officers (other than Ms. Bua) and with Ms. Bua in September 2010 which are described under the heading “Post Termination Compensation” in Compensation Discussion and Analysis below.

Each of these agreements was approved by a majority of our Board and by a majority of the disinterested members of our Board. All future transactions, if any, with our executive officers, directors, and affiliates will be approved in accordance with our related party transaction policy discussed below under “Transactions with Related Persons”.

Potential Payments Upon Termination or Change of Control

The table below sets forth the estimated amount of payments and other benefits each Named Executive Officer would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on March 31, 2011. The information is provided relative to the Named Executive Officer’s termination or change of control arrangements as of the Record Date and assumes such arrangements were actually in effect as of March 31, 2011. The values relating to vesting of stock options and restricted stock unit awards are based upon a per share fair market value of our common stock of $27.32 the closing price reported on the NASDAQ Global Market on March 31, 2011, the last trading day of the year ended March 31, 2011. Actual payments made at any future date will vary based on various factors including, salary and bonus levels, the vesting schedules of the various equity-based awards, and the price of our common stock at the time of termination or change of control. For purposes of the payments associated with a change of control set forth in following table, we have assumed that the respective Named Executive Officer was terminated on March 31, 2011 and that such arrangements were actually in effect as of such date. Please refer to the heading “Post Termination Compensation” below in

Compensation Discussion and Analysis for a discussion of the particular terms of the applicable termination or change or control arrangements reflected in the table below.

Name	Termination Event*	Salary and Other Cash Payments ($)		Vesting of Stock Options ($)(3)	Vesting of RSUs ($)(3)	Health and Dental Benefits ($)
Anil K. Singhal(1)	Termination without cause or resignation for good reason other than in the context of a change of control

	Termination without cause or resignation for good reason within one year following a change of control

Michael Szabados	Termination without cause or resignation for good reason other than in the context of a change of control	$275,000	(2)	—		—

	Termination without cause or resignation for good reason within one year following a change of control	$525,000		—	$1,054,634	—

David P. Sommers	Termination without cause or resignation for good reason other than in the context of a change of control	$250,000	(2)	—		—

	Termination without cause or resignation for good reason within one year following a change of control	$450,000		—	$710,320	—

John W. Downing	Termination without cause or resignation for good reason other than in the context of a change of control	$200,000	(2)	—		—

	Termination without cause or resignation for good reason within one year following a change of control	$437,500		—	$710,320	—

Jean Bua	Termination for any reason at any time after the 15th month and prior to 14 days following the 18 month of the agreement	$200,000		—		—

	Termination without cause or resignation for good reason within one year following a change of control	$300,000		—	$169,138	—

*	All agreements include a clawback provision releasing the Company from its obligation to make additional payments and requiring the relevant executive to repay the Company for amounts paid in the event an investigation by Company reveals the executive engaged in fraudulent, dishonest, or criminal acts. The agreements provide for notice and an opportunity to cure.
(1)	See Post Termination Compensation Section detailing any post termination payments Mr. Singhal is entitled to under his employment agreement.
(2)	Payments to be made in equal installments over a 12 month period following termination. In the event of death within the 12 month period, payments will be accelerated and made to the deceased’s estate within 30 days.
(3)	Upon a termination without cause or a resignation for good reason within one year following a change in control, Messrs. Szabados, Sommers and Downing are entitled to acceleration of certain unvested equity-based awards. All of such unvested equity-based awards with respect to such Named Executive Officers are assumed to have accelerated as of March 31, 2011, the last trading day of the year ended March 31, 2011. The amount shown in this column represents the difference between the exercise price and the fair market value of the accelerated options assuming a $27.32 fair market value of our stock on March 31, 2011.

Compensation Discussion and Analysis

Overview

The goal of NetScout’s executive officer compensation program is to retain and reward highly qualified, talented leaders who create long term stockholder value. The program is designed to align management’s interests with those of stockholders, and motivate senior executives to increase our long-term growth and profitability while attempting to minimize risks that could result from compensation decisions. As described below, NetScout, acting through our Chief Executive Officer and Compensation Committee, weighs the appropriate mix of compensation elements, including the allocation between cash and equity, for each executive officer to help achieve those objectives.

Compensation Objectives

NetScout uses its compensation program to achieve the following objectives:

•	To provide compensation opportunities that attract, motivate, and retain the best talent and highest caliber people possible to serve our customers and achieve our strategic objectives.

•	To align management’s interests with our success, including by linking compensation and performance, based on the attainment of both company goals and individual goals.

•	To align management’s interests with stockholders by including long-term equity incentives.

•	To increase our revenue, to increase our profitability and accordingly increase stockholder value.

NetScout periodically considers its compensation objectives and formally reviews its objectives and practices with the Compensation Committee in connection with the annual review and approval of executive officer compensation.

Compensation Policies

To achieve NetScout’s compensation objectives, NetScout and the Compensation Committee have developed an executive compensation program comprising cash compensation in the form of base salary and annual incentive cash bonuses and long-term incentive awards in the form of equity incentive grants. The Compensation Committee reviews the program at least annually to evaluate whether it supports NetScout’s long-term goals.

The Compensation Committee reviews the total mix of the elements of compensation, such as short-term versus long-term compensation and cash versus equity compensation, in light of NetScout’s overall compensation goals. The Compensation Committee also takes into account NetScout’s past financial performance and future expectations, individual performance and experience, and past overall compensation levels. With respect to certain financial goals, that is, the revenue and profits targets, the Compensation Committee places greater weight on achieving those goals, but the Compensation Committee does not assign specific weights, formulas, or rankings to the factors, but instead makes a determination based on consideration of all of these factors as well as the progress made with respect to NetScout’s long-term goals and strategies. In addition, the Compensation Committee uses the following principles to guide its decisions regarding executive compensation:

Pay for Performance

Total compensation should reflect a “pay for performance” philosophy such that a substantial portion of executive compensation should include short- and long-term incentive awards that are tied to the achievement of performance objectives of both NetScout and the individual.

Alignment with Stockholders’ Interests

Total compensation levels should include a component that reflects NetScout’s overall performance through the use of equity-based awards.

Internal Parity

To the extent practicable, and based on individual performance, base salary levels and short- and long-term incentive target levels for similarly-situated executives within NetScout should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

External Competitiveness

Our compensation program strives to ensure that our executives’ total compensation levels are competitive with peer companies so that we can attract and retain high performing key executive talent.

To ensure that our executives’ total compensation levels are competitive, our Compensation Committee, in consultation with our senior management, periodically reviews the compensation policies and practices of other companies in our peer group, which we define to include companies with the following characteristics:

•	Publicly-traded;

•	Primary operations in related technology industries;

•	Similar revenue levels; and

•	Similar number of employees.

However, in assessing competitiveness of compensation, the Compensation Committee does not use individual targets but strives to ensure that compensation is within market ranges.

Avoidance of Excessive Perquisites

Although we will consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, as a general matter, we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives.

Elements of our Executive Compensation Program

Consistent with our executive compensation objectives, we have developed an executive compensation program consisting of the following elements:

•	Base salary;

•	Short-term incentive in the form of annual cash bonus;

•	Long-term incentive in the form of equity-based awards (restricted stock units, or RSUs); and

•	Benefits/perquisites.

Base salary

Although overall compensation levels for each of NetScout’s executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience, and responsibilities at similar companies, base salaries are set lower than those of executives at similar companies. Consistent with the Company’s compensation philosophy of pay for performance, executive officers’ total compensation mix provides for a significant bonus incentive component, which, upon achievement makes total compensation comparable to compensation paid to executives at similar companies. The Compensation Committee, and the Board in the case of our Chief Executive Officer’s compensation, exercises full discretion in setting base salary levels, subject to certain limits with respect to Mr. Singhal, whose base salary may not be reduced below $300,000 without his consent under the terms of his employment agreement with NetScout. Salary decisions for NetScout’s executive officers are generally made near the beginning of each fiscal year.

Short-term cash incentive

Short-term incentive in the form of an annual cash bonus is intended to provide motivation for executives to achieve both NetScout’s annual operating goals and the individual’s annual performance goals. The target amount for the annual bonus opportunity is established at the outset of the fiscal year and is based on a percentage of the executive’s base salary that is intended to be at or above the median percentage offered to similarly-situated executives in our large company peer group. In addition, the Compensation Committee has the flexibility to award additional discretionary bonuses to recognize and reward outstanding individual performance in excess of measurable performance objectives.

The Chief Executive Officer and the other named executive officers are eligible for bonuses only after NetScout meets or exceeds Board-approved targets, currently based on revenue and earnings per share, or EPS, targets that are set to drive our business. If NetScout meets or exceeds the targets, the Chief Executive Officer and other named executive officers are eligible for bonuses, but the bonus amounts are then based on attainment of individual goals, contribution to the company-wide goals, and other criteria as may be determined by the Compensation Committee, such as teamwork, ethical behavior and adherence to our corporate values and policies. Individual goals are set at the beginning of each fiscal year. Bonuses generally are paid shortly after the start of NetScout’s fiscal year for the preceding fiscal year.

In support of its emphasis on performance-based incentives, each quarter NetScout accrues the bonus pool for executive officers and for other employees based on the achievement of the corporate performance targets mentioned above. When setting the fiscal year 2011 targets the Compensation Committee considered the company-wide targets reasonably achievable. NetScout did not meet the high end of the range of its revenue targets set at the beginning of the year leading to a bonus accrual for all employee participants significantly below the full bonus target.

Long-term incentive

The Compensation Committee believes that NetScout’s equity incentive program is an important element of our overall compensation program and contributes to the goal of attracting and retaining highly qualified individuals who can contribute to our success. Toward that end, the Compensation Committee has determined that grants should be concentrated, with high performing and high potential individuals receiving the bulk of the grants. Our 2007 Plan permits the granting of share-based awards to employees and officers of NetScout and its subsidiaries. The Compensation Committee administers the 2007 Plan.

The Compensation Committee believes that long-term incentive compensation in the form of restricted stock units, the form of equity that we currently grant, helps to align the interests of management and stockholders and enables executives to develop long-term stock ownership in NetScout. In addition to an executive’s past performance, NetScout’s desire to retain an individual is of paramount importance in the determination of stock-based grants. Such long-term awards also help manage risk by vesting a longer-term stake in the success of the Company.

Benefits/Perquisites

We seek to provide perquisites that are common and appropriate for similarly-situated executives of public companies. In addition to cash and equity compensation, our compensation program comprising various benefits, including medical insurance plans and NetScout’s 401(k) Plan. Executive officers are also eligible for life insurance policies that provide for three times cash compensation (salary and bonus) up to a $1.5 million cap with evidence of insurability, which differs from the two times salary and $500,000 cap available to non-sales employees and two times salary and commission and $750,000 cap available to sales employees. Mr. Singhal is entitled to other benefits discussed below.

Executive Compensation Decisions and Process

General

The Compensation Committee typically meets at least four times annually to coincide with regularly scheduled Board meetings, and more frequently as necessary. The Compensation Committee met eight times and acted by unanimous written consent one time during the fiscal year ended March 31, 2011. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Financial Officer, General Counsel, and other executives who may have contributions to a given agenda item. The Compensation Committee meetings typically include various members of management as well as outside legal counsel to provide background information or advice, or to otherwise participate in a given meeting. Our Chief Executive Officer often participates in discussions and deliberations regarding the compensation of our executive officers. However, the Compensation Committee exercises complete discretion and has ultimate authority with respect to executive compensation matters, except in the case of the compensation of the Chief Executive Officer, which is approved by the full Board after receiving a recommendation from the Compensation Committee. The Chief Executive Officer assists the Compensation Committee in approving recommendations with respect to executives other than the Chief Executive Officer. The other executives do not play a role in determining their compensation, other than in discussing their performance with the Chief Executive Officer and the Chief Operating Officer, who makes his own recommendations to the Chief Executive Officer for the Chief Executive Officer’s consideration. The Chief Operating Officer has no role in determining his own compensation, other than providing the Chief Executive Officer with an assessment of his own performance. Our Chief Executive Officer is not present and does not participate in discussions or deliberations regarding his own compensation, performance, or objectives, whether at Compensation Committee or Board meetings.

Compensation Decision Processes

The Compensation Committee conducts an annual review, over a series of meetings, of the performance and compensation of each of our executive officers, including the Chief Executive Officer. In making decisions, the Compensation Committee takes into account NetScout’s past financial performance and future expectations, individual performance and experience, and past overall compensation levels. The Compensation Committee does not assign specific weights, formulas, or rankings to these factors, but instead makes a determination based on consideration of all of these factors as well as the progress made with respect to NetScout’s long-term goals and strategies provided that the Compensation Committee does place greater emphasis on the achievement of the Company’s overall corporate financial targets in making its determinations.

Although overall compensation levels for each of NetScout’s executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience, and responsibilities at similar companies, base salaries are set lower than those of executives at similar companies. Consistent with the Company’s compensation philosophy of pay for performance, executive officers’ total compensation mix provides for a significant bonus incentive component which, upon achievement, makes total compensation comparable to compensation paid to executives at similar companies. Typically, base salary levels for each of NetScout’s executive officers, other than the Chief Executive Officer, are determined after considering the evaluations and recommendations made by the Chief Executive Officer, who applies his own judgment in making compensation recommendations after reviewing our performance, the performance of the executive officer against corporate and personal goals, the executive’s career with the Company, amounts of current and long-term compensation, and special circumstances such as strategic alliances, acquisitions, etc.

Short term cash incentive compensation is based on the attainment of corporate level performance goals and individual goals set at the beginning of each fiscal year. Generally, the corporate level performance goals consist of Board-approved revenue and EPS targets. The Chief Executive Officer and the other named executive officers are eligible for bonuses only after NetScout meets or exceeds company-wide revenue and EPS targets, except for Mr. Downing whose short term cash incentive compensation consists of both commissions based on NetScout sales and a bonus component. If NetScout meets or exceeds the targets, the Chief Executive Officer and other named executive officers are eligible for bonuses, but the amounts are then based on attainment of individual goals, contribution to the company-wide goals, and other criteria that may be established by the Compensation Committee, such as teamwork, ethical behavior and adherence to our corporate values and policies.

The corporate level performance goals and the individual performance goals are set at the beginning of each fiscal year. The Compensation Committee endeavors to establish goals for executive officers consistent with NetScout’s strategic plan, financial goals, and operating budget for the year. Accordingly, the Compensation Committee generally has the expectation that we will achieve our corporate level goals for the year. In addition, the Chief Executive Officer works with the Chief Operating Officer and each executive officer to establish individual annual performance goals and then presents proposed goals for each executive officer to the Compensation Committee for review and evaluation. The Compensation Committee or the Board provides advice and input on the individual executive goals and approves the goals with any requested changes. Individual executive performance goals are not established or scored in as rigid a manner as the overall corporate level performance goals. Rather, individual executive performance goals are established in a manner that allows for more qualitative and subjective assessment. The Compensation Committee believes that the Chief Executive Officer is in the best position to evaluate the day to day performance of the executives who report to him and to the Chief Operating Officer, and the Compensation Committee believes that deference to the Chief Executive Officer’s evaluation of such executives and his related recommendations is generally appropriate.

When establishing stock-based grant levels for executive officers and other employees, the Compensation Committee considers the existing levels of stock ownership, previous grants of restricted stock units, stock options and other stock-based awards, vesting schedules of previously granted restricted stock units, options and other stock-based awards, and the current stock price. The Compensation Committee annually reviews, with the use of tally sheets, stock-based grants to executive officers and considers the level of outstanding awards as a factor in its determinations with respect to overall compensation for each of the executive officers and the effectiveness of additional awards or other forms of compensation in achieving NetScout’s compensation goals.

NetScout intends, generally, to make equity awards to executive officers at their appointment and then every two years, depending upon performance. During the fiscal year ended March 31, 2011 the Committee approved equity grants to the named executive officers in an amount equal to 223,409 shares in the aggregate, as further discussed below. The Committee approved an additional equity grant to Mr. Sommers in fiscal year 2012, at its April 2011 meeting.

Performance Goals and Achievement

The corporate level goals generally consist of revenue and EPS targets. Such information is extremely confidential and disclosure of the same could cause competitive harm to NetScout. The individual goals for the fiscal year ended March 31, 2011 were adopted at the beginning of the 2011 fiscal year and are set forth below with respect to each applicable officer. To the extent individual goals include revenue, EPS, bookings, or other financial or specific technical product information, such data has been omitted given their confidential nature.

In regard to short-term cash incentive payments, each quarter NetScout accrues the bonus pool for executive officers and for other employees only after achievement of approved, corporate performance targets. As discussed above, these targets are currently based on revenue and EPS goals. When setting the fiscal year 2011 targets the Compensation Committee considered the company-wide targets reasonably achievable. NetScout did not meet all of its quarterly revenue targets set at the beginning of the year, resulting in a bonus accrual significantly below the full bonus target. The company did meet or exceed its EPS targets each quarter. Once the percent of the total eligible bonus target is determined, the individual executive officer bonuses are awarded based on the process outlined above.

The following lists the individual performance goals, along with the conclusions reached by the Compensation Committee and the Board, in the case of the Chief Executive Officer’s goals:

Executive Officer	Goal	Achievement
Anil Singhal, President, Chief Executive Officer, and Chairman of the Board	Develop and drive near-term growth strategy for the Company to result in an undisclosed (non-GAAP) revenue and EPS increase in FY11.	Met revenue target range and exceeded EPS target.

	Develop and launch innovative Adaptive Session Trace technology.	Achieved.

	Actively evaluate potential strategic acquisitions in certain sectors and technologies.	Achieved.

	Ensure balance of focus between two specified market sectors and lead a unified business strategy council.	Continuing.

	Provide on-going Board leadership, education, and development.	Achieved and ongoing.

Michael Szabados, Chief Operating Officer	Drive execution to achieve non-GAAP revenue and EPS increase in FY11.	Met revenue target range and exceeded EPS target.

	Gain market share in two of three strategic verticals.	Achieved significant growth, but did not meet numerical objectives.

	Keep on track specified top FY11 product roadmap deliverables.	Achieved.

	Expand partnership with key strategic partner.	Significant steps achieved in furtherance of the partnership.

	Launch specified, focused competitive initiative via “tiger team” and executive review process in two selected verticals.	One tiger team launched.

Executive Officer	Goal	Achievement
David Sommers, SVP Finance and Chief Financial Officer	Achieve undisclosed non-GAAP revenue and EPS increase in FY11.	Met both revenue target range and exceeded EPS target.

	Maintain specified market valuation.	Exceeded.

	Research and propose multiple attractive acquisition alternatives along with pro forma post-acquisition business plans in all target areas.	Achieved.

	Make continued business impacting process improvements.	Achieved.

John Downing, SVP Worldwide Sales	Achieve a specified level of FY11 bookings.	Made progress in challenging environment but level not achieved.

	Implement updated sales compensation plan to drive new business growth.	Achieved.

	Achieve specified bookings in three specified verticals.	Achieved growth, but did not meet numerical objectives.

	Increase sales organizational alignment with the service provider and enterprise business segments.	Developed new teams and regional coverage in developing alignment.

	Increase enterprise new account business to a certain revenue level.	In progress.

Ms. Bua joined the Company as of September 15, 2010 as Vice President, Finance, and Chief Accounting Officer. Because she joined halfway through the fiscal year, her fiscal year 2011 performance was not evaluated on defined individual goals.

For those goals that are capable of direct measurement the Compensation Committee considers the percentage of goal achievement taking into account developments during the year, including both internal and external factors affecting the Company. For goals that are qualitative in nature or are not as susceptible to financial or numerical measurement, the Compensation Committee relies primarily on its judgment, knowledge of the business, and information obtained through interactions with management throughout the year. The Compensation Committee views the compensation determination process as an important opportunity to engage in strategic discussions with the Chief Executive Officer on the appropriate factors and criteria that should be focused on for the attainment of long-term stockholder value. During the past fiscal year, the Compensation Committee reviewed preliminary and then definitive strategic plans and budgets and worked to ensure that compensation and goals aligned with the corporate strategic goals.

Third Party Data/Peer Group

NetScout uses third party executive pay survey databases and peer group data to assist in compensation decisions. NetScout and the Compensation Committee believe the data is helpful but consider such information as part of a range of factors in determining appropriate compensation levels. Generally, the data is used to confirm that NetScout executives are paid competitively. The comparison is intended to inform the Compensation Committee’s discussion, but it is not intended to determine compensation in any formulaic way. The Compensation Committee looks to the peer data to ensure that NetScout is paying compensation that is appropriate to accomplish its objectives. The Compensation Committee concluded that third party survey data confirmed that overall compensation for executive officers is generally competitive with that paid to executive officers at similar companies.

The set of publicly traded peer companies is determined and periodically reevaluated based on revenue, net income, number of employees, and similar industry. For comparison purposes we have reviewed compensation data for a group of small companies and for a group of larger companies, because the Company competes with both groups for employees and because there were few direct comparison companies at the Company’s current size. Those peer companies include the following, divided into companies that are smaller than NetScout based on revenue, net income, and number of employees and companies that are larger than NetScout based on the same criteria:

Smaller Companies	Larger Companies
Acme Packet, Inc.	Blue Coat Systems, Inc.
Ixia	Quest Software, Inc.
OPNET Technologies, Inc.	Red Hat, Inc.
Solar Winds, Inc.	Riverbed Technology, Inc.
Tekelec
Tibco Software, Inc.

Recent Compensation Decisions With Respect To Our Named Executive Officers

Determinations of fiscal year 2011 base salary and fiscal year 2011 bonus targets were made by the Compensation Committee and the Board with respect to Mr. Singhal based on the recommendations of the Compensation Committee, at the beginning of fiscal year 2011. In April 2011, the Compensation Committee and the Board, with respect to Mr. Singhal, based on the recommendations of the Compensation Committee, approved the actual fiscal year 2011 bonus amounts, fiscal year 2012 salary rates, fiscal year 2012 bonus targets for each of our named executive officers, including Mr. Singhal. In June 2010, equity awards were made to each named executive officers, including Mr. Singhal, but not including Ms. Bua who joined the Company in September 2010.

Chief Executive Officer Compensation

Base Salary. Due to our fiscal 2011 financial performance, the correlation between short-term incentive payments and the Company’s performance, and our desire to contain costs Mr. Singhal was not granted a base salary increase for the fiscal year ended March 31, 2012. This is the third consecutive year in which the Compensation Committee, Board, and Mr. Singhal have reviewed together and determined, for the reasons stated and because of his significant share ownership position, that Mr. Singhal’s base compensation would not increase. Mr. Singhal’s current base salary is $325,000 per year. Mr. Singhal entered into an employment agreement dated as of January 3, 2007, as amended, with a three-year term that automatically renews each year unless either party elects to terminate the agreement. NetScout entered into the agreement with Mr. Singhal because it wanted to provide Mr. Singhal appropriate incentives in light of additional responsibilities that he took on at the time of the retirement of Mr. Narendra Popat, NetScout’s other co-founder. Under the agreement, Mr. Singhal will be paid an annual base salary of at least $300,000, which amount is currently $325,000, which base may be increased as determined by the Compensation Committee and approved by the Board and an annual bonus determined by the Compensation Committee in consultation with Mr. Singhal and also subject to Board approval.

Fiscal 2011 Bonus Amount. For fiscal year 2011, the Board established bonus accruals that were expected to range from 50% to 100% of target each quarter, but could have equaled zero percent if the performance goals were not reached. In light of the then current economy and the significant revenue growth required to achieve the 100% accrual level, the Board believed at the time that the bonus accruals at 100% were difficult, but not impossible, to achieve. However, NetScout’s overall performance during fiscal year 2011 was affected as a result of the continuation of the economic downturn, and despite navigating the economic downturn successfully and making important advances in key strategic areas of its business, NetScout did not meet all of its quarterly revenue targets set at the beginning of the year, leading to a bonus accrual significantly below the total bonus target. NetScout did exceed its EPS targets in each fiscal quarter.

The Compensation Committee considered the amount of incentive compensation that should be paid to the Chief Executive Officer based on consideration of a number of factors that it deemed relevant to Mr. Singhal’s performance in fiscal year 2011. In determining Mr. Singhal’s bonus, the Compensation Committee considered NetScout’s financial performance and Mr. Singhal’s non-financial individual goal achievement, experience, and responsibility. The Committee considered the level of the company-wide bonus accrual, in light of the positive results achieved in several areas including increased operating margin (from 18% to 20% on a GAAP basis), increased cash of $57.9 million (cash, cash equivalents and marketable securities), successful product development and releases, and growth in certain market sectors, among other significant achievements over the year.

Following review of NetScout’s overall performance and Mr. Singhal’s attainment of individual objectives, the Committee granted a bonus to Mr. Singhal at 60% of target. The other executive officers, other than Mr. Downing, also received bonuses at 60% of target. The Compensation Committee and the Board believed this was appropriate given the roughly comparable performances by each executive officer, including Mr. Singhal, to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment. Mr. Singhal’s fiscal year 2011 bonus was $360,000, an amount which represented 60% of his $600,000 bonus target. The range and performance criteria for Mr. Singhal’s bonus are determined by the Compensation Committee in consultation with Mr. Singhal, subject to the approval of the Board.

Fiscal 2012 Bonus Amount. NetScout typically puts greater weight towards incentive compensation, including short term cash incentive compensation, compared to base salary. In April 2011 the Board approved, based on the recommendation of the Compensation Committee, a fiscal year 2012 target bonus for Mr. Singhal of $600,000. This bonus opportunity remains unchanged from the bonus opportunity during fiscal years 2010 and 2011. In order to be awarded a bonus for fiscal year 2012 NetScout would have to achieve the revenue and EPS targets set by the Board, the terms of which are not disclosed because they represent confidential information, the disclosure of which would result in harm to our ability to compete. The bonus accruals are expected to range from 50% to 100% of target each quarter, but could be zero if the performance goals are not reached, and, conversely, could exceed 100% if performance warranted it. If NetScout meets or exceeds the company-wide performance goals, the Chief Executive Officer bonus will be based upon the attainment of the following individual goals:

•	Develop and evangelize internally a multi-year technology vision;

•	Drive the Company’s enterprise market vision and strategy; and

•	Inspire and challenge the Company’s leadership and employees to loyalty and top performance.

Fiscal 2012 Equity Award. NetScout intends, generally, to make equity awards to executive officers at their appointment and then every two years, depending upon performance. During the fiscal year ended March 31, 2011 as noted in last year’s proxy statement, the Committee approved equity grants to the named executive officers, including the Chief Executive Officer, in an amount equal to 223,409 shares in the aggregate, as further discussed below. The Company has not awarded additional equity to the named executive officers for fiscal year 2012, except for a grant of 8,000 RSUs to Mr. Sommers in April 2011.

Fiscal 2011 Equity Award. In June 2010, the Board approved, based on the recommendation of the Compensation Committee, a grant to Mr. Singhal of restricted stock units, or RSUs, equal to 76,222 shares of our common stock pursuant to our 2007 Plan. The RSUs vest as follows: 25% vests on the first anniversary of the date of grant and the balance vest in equal quarterly installments over the next three years.

Other Named Executive Officers’ Compensation

Base Salary. Due to our fiscal 2011 financial performance and our desire to contain costs, Messrs. Szabados, Sommers, and Downing were not granted a base salary increase for either the fiscal year ended March 31, 2011 or the fiscal year ended March 31, 2012, except for Mr. Sommers who was granted a $15,000 base salary increase for fiscal year 2012 in connection with an expansion of his responsibilities. Ms. Bua’s base salary was set at $200,000 as approved by the Board in connection with her September offer of employment. The base salary information for these officers can be found in the Summary Compensation Table included elsewhere in this proxy statement.

Fiscal 2011 Bonus Amount. For fiscal year 2011, the Board established company-wide revenue and EPS targets with bonus accruals that were expected to range from 50% to 100% of target each quarter, but could have been zero if the revenue and EPS performance goals were not attained. In light of the then current economy and the significant revenue growth required to achieve the 100% accrual level, the Board believed at the time that the bonus accruals at 100% were difficult, but not impossible, to achieve. However, NetScout’s overall performance during fiscal year 2011 continued to be affected by the economic downturn, and despite navigating the economic downturn successfully, and making important advances in key strategic areas of its business, NetScout did not meet all of its quarterly revenue goals set at the beginning of the year, leading to a bonus accrual significantly below the total eligible bonus target.

In determining the bonus amounts for Messrs. Szabados and Sommers and Ms. Bua, the Compensation Committee considered NetScout’s financial performance and such officer’s non-financial individual goal achievement, experience, and responsibility. The Committee did recognize the difficult economic environment that NetScout faced, the reduced spending in certain key customer segments, and the positive results achieved in several areas including increased operating margin (from 18% to 20% on a GAAP basis), increased cash of $57.9 million (cash, cash equivalents, and marketable securities), successful product development and releases, and growth in certain market sectors, among other significant achievements over the year.

Following review of NetScout’s overall performance and such officer’s attainment of individual objectives, the Compensation Committee and the Board granted bonuses to each of Messrs. Szabados and Sommers and Ms. Bua at 60% of full year target, across the board. The Compensation Committee and the Board believed this was appropriate given the roughly comparable performances by such executive officers, to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment. This percentage was also, on average, less than the average percentage to non-executive employees. Messrs. Szabados and Sommers and Ms. Bua’s bonus amounts with respect to the 2011 fiscal year can be found in the Summary Compensation Table included elsewhere in this proxy statement. Ms. Bua joined the Company in September 2010, but the Compensation Committee determined that based on her six months’ performance she, too, should be granted the same percentage bonus.

In the past, Mr. Downing’s compensation, compared to other executive officers’ compensation, was weighted more heavily toward incentive cash compensation based on achievement of sales targets, with a smaller bonus component tied to the Company’s performance and his individual performance as with the other executive officers. For fiscal year 2011, the Compensation Committee adjusted the balance between Mr. Downing’s commission-based incentive and corporate bonus incentive to put even more weight, 50%, on the corporate bonus incentive to emphasize the corporate goals that Mr. Downing was expected to achieve. Mr. Downing’s sales targets for fiscal year 2011 represent confidential information, the disclosure of which would result in harm to our ability to compete. For fiscal year 2011, with respect to the corporate bonus incentive, based on review of his individual performance, the Compensation Committee granted a bonus to Mr. Downing at 50% of target.

Fiscal 2012 Bonus Amount. NetScout puts greater weight towards incentive compensation, including short term cash incentive compensation, compared to base salary. In April 2011, the Compensation Committee approved target bonuses for Mr. Szabados of $260,000, up from $250,000, Mr. Sommers of $230,000, up from $200,000, and Ms. Bua at $110,000, up from $100,000. In April 2011 the Compensation Committee also approved a bonus target of for Mr. Downing of $143,750 based on corporate and individual goals and a $118,750 commission incentive. Mr. Downing’s corporate-based incentive increased from $118,750, thereby overweighting his incentive toward corporate and individual goals compared to his sales commission incentive.

To be awarded a bonus for fiscal year 2012, NetScout’s named executive officers would have to achieve the revenue and EPS goals set by the Board, the terms of which are not disclosed because they represent confidential information, the disclosure of which would result in harm to our ability to compete. The bonus accruals are expected to range from 50% to 100% of target each quarter, but could be zero if the performance metrics are not reached. If NetScout meets or exceeds the company-wide performance targets, Messrs. Szabados, Sommers, and Downing and Ms. Bua’s bonus amounts will be based upon the attainment of the individual goals discussed below.

Michael Szabados

•	Deliver specified major product releases on time;

•	Achieve thought leadership and recognition with leading industry analysts in the enterprise and service provider markets;

•	Implement next generation CRM system and deploy in time for effective use in fiscal year 2013;

•	Implement Agile product life cycle for at least 75% of R&D projects in fiscal year 2012;

•	Identify and implement organizational and management changes required for next stage of growth.

David Sommers

•	Ensure EPS growth of at least a specified (undisclosed) amount;

•	Research and propose multiple growth-driving acquisition opportunities;

•	Ongoing succession planning management and development;

•	Act as a strategic leader to achieve key corporate initiatives.

John Downing

•	Achieve an undisclosed bookings amount during fiscal year 2012;

•	Ramp new account creation rate to reach an undisclosed number of new accounts per quarter, at least an undisclosed number of which are targets under an undisclosed initiative;

•	Achieve undisclosed increase in service provider bookings in fiscal year 2012.

Jean Bua

•	Instill organizational alignment between the sales and Finance teams through issue management and resolution;

•	Operational excellence in Finance organization and workflow including rationalization of staffing;

•	Improve management reporting on forecasts, bookings, and expenses; and

•	Execute a successful organization transition plan.

Fiscal 2011 Equity Award. In June 2010, the Compensation Committee approved grants to Messrs. Szabados, Sommers, and Downing of RSUs equal to following shares of our common stock pursuant to our 2007 Plan:

Name	RSU Grant (shares)
Michael Szabados	54,415
David Sommers	34,003
John Downing	34,003

In connection with and subject to her hiring as of September 2010, the Compensation Committee approved a grant to Ms. Bua of RSUs pursuant to our 2007 Plan Bua in the amount of 24,766 shares.

For all of the above grants, the RSUs vest as follows: 25% vests on the first anniversary of the date of grant and the balance vest in equal quarterly installments over the next three years. The Compensation Committee believed that the foregoing grants were appropriate in furtherance of our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders. In addition, the Compensation Committee felt it was important to ensure that Messrs. Szabados, Sommers and Downing have a significant ongoing equity stake in NetScout so that each is properly incentivized and has long-term interests are aligned with those of our stockholders. Ms. Bua’s equity grant was determined necessary and appropriate in connection with her recruiting and hiring.

Other Benefits

NetScout also maintains various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to legal limits on the amounts that may be contributed or paid to executive officers under these plans. One exception to this broad-based eligibility is that executive officers at the Vice President level and above are eligible for life insurance policies that provide for three times cash compensation (salary and bonus) up to a $1.5 million cap with evidence of insurability, which differs from the two times salary and $500,000 cap available to non-sales employees and two times salary and commission and $750,000 cap available to sales employees. The company also offers a 401(k) plan that allows all employees to invest in a wide array of funds on a pre-tax basis. The 401(k) plan allows employees to put aside the lesser of 60% of their eligible compensation or $16,500 (or $22,000 for individuals at least 50 years of age) for calendar year 2011. NetScout matches 50% of each employee’s contribution up to 6% of such employee’s annual salary. The matching amount vests 25% per year over four years. After four years of service, the employee match is 100% vested. Employees are eligible on date of hire.

Under his current employment agreement, Mr. Singhal is entitled to the following benefits: disability insurance of no less than 100% of base salary, paid vacation, group life insurance not to exceed $1.5 million, and NetScout’s generally available medical, dental, and vision plans as well as any other benefits generally available to senior executives of NetScout. In addition, NetScout will reimburse Mr. Singhal for tax and estate planning and for leasing and maintaining a car.

Post-Termination Compensation

Mr. Singhal’s employment agreement provides that if any of the following three events occur (1) NetScout terminates Mr. Singhal’s employment for any reason other than due cause (as defined in the agreement), (2) Mr. Singhal terminates his employment for any reason at any time following the consummation of a sale of NetScout, or (3) upon the death or disability of Mr. Singhal, then Mr. Singhal, or his estate, is entitled to receive in a lump sum, a payment equal to the net present value of $16,000 per month for a period of seven years. If Mr. Singhal terminates his employment with NetScout for any reason prior to the consummation of a sale of NetScout, he is entitled to such lump sum payment for the period for which his severance benefits have vested (not to exceed seven years). Mr. Singhal will also receive continued health and dental benefits during such period. Mr. Singhal’s severance benefits will vest at a rate of 1.5 years for every year of future service, prorated for any partial year. The Company has projected its future payments for this unfunded obligation at approximately $1.4 million.

In May 2009, NetScout entered into severance agreements with certain of its executive officers, including all of its Named Executive Officers other than its Chief Executive Officer and Ms. Bua, who entered into a similar agreement upon her joining the Company in September 2010. These agreements are intended to help NetScout retain key executives and to reinforce the continued attention and dedication of management in event of a change of control and to provide protection so that such executives can act in the best interests of NetScout without distraction.

With respect to Michael Szabados, David P. Sommers, and John W. Downing, the severance agreements provide certain payments in the event that such officer is terminated without cause (as defined in the applicable agreement) or resigns for good reason (as defined in the applicable agreement) at any time prior to a change in control of NetScout (as defined in the applicable agreement) or within one year thereafter. In such event, such officer will receive 12 months of his then current salary, and, if such termination occurs after a change of control, such officer will also receive a prorated amount of his maximum annual target bonus, based on the months elapsed in such year that in any event will not be less than 50% of his maximum annual target bonus and accelerated vesting of any outstanding unvested equity awards under the 2007 Plan that would have vested or become exercisable within one year of such termination.

With respect to the severance agreement with Mr. Downing, if such termination occurs after a change of control such payments will also include accrued but unpaid sales commissions plus a prorated amount of his maximum target sales commissions (without double counting for previously paid commissions) that in any event will not be less than 50% of his maximum target sales commissions. Each of the severance agreements listed above contain a three year initial term with one year automatic renewal terms unless NetScout or the respective executive officer elects not to renew the agreement.

With respect to the severance agreement for Ms. Bua, her severance agreements provides that if she resigns as an employee of NetScout for any reason at any time after the 15th month and prior to 14 days following the 18 month anniversary of the agreement or NetScout terminates her employment without cause (as defined in her severance agreement) at any time prior to the 18 month anniversary of the agreement, she will receive six months of her then current salary. If within one year after a change in control of NetScout (as defined in the severance agreement), Ms. Bua’s employment is terminated without cause (as defined in the severance agreement) or she resigns for good reason (as defined in the severance agreement), Ms. Bua will receive six months of her then current salary, plus a prorated amount of her maximum annual target bonus, based on the months elapsed in such year, that in any event will not be less than 50% of her maximum annual target bonus.

The agreements also contain forfeiture provisions requiring repayment of severance amounts if it is ultimately determined that the executive officer committed certain prohibited conduct while employed by NetScout or materially breached any of the officer’s agreements with NetScout. The severance agreement with Mr. Sommers replaced his prior severance arrangement with NetScout.

Regulatory Requirements

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code NetScout cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limit does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

Other Key Regulations Affecting Compensation Plans

Post-termination compensation is designed to minimize the effect of additional taxes imposed by Section 409A of the Code.

Management of Risk

Following review and discussion, the Compensation Committee believes that any risks arising from our compensation policies and practices for our employees will not have a material adverse effect on NetScout. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The considerations which led the Compensation Committee to this conclusion include the following:

•

We provide executives with a competitive base salary. We believe these base salary levels mitigate risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics.

•	We use a mixture of compensation elements that is intended to discourage short-term risk taking.

•

Short term incentives in the form of annual performance bonus payouts are generally capped at 100% of the target amount, unless the Compensation Committee or the Board determines that extraordinary performance warrants a higher payout, which the Compensation Committee believes mitigates the likelihood that our executives will take excessive risks.

•

Equity incentive awards are generally granted biennially and generally vest over four years, so executives have a significant amount of unvested awards that could decrease significantly in value if our business is not managed for the long-term.

•

We have a robust system of internal controls and a comprehensive compliance program, which includes extensive training of all employees, which we believe promotes a culture of ethical behavior and compliance, as well as an appropriate attitude toward risk-taking. The Compensation Committee retains discretion to adjust compensation based on adherence to our values and compliance with programs, among other things.

Conclusion

NetScout’s compensation objectives, its evaluation process, and its work in cooperation with the Compensation Committee are designed to motivate and fairly reward executive officers while supporting the Company’s goals for growth and increasing profitability. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance, both financial and strategic, with its goal of increasing stockholder value over time.

Report of Compensation Committee of the Board of Directors2

The Compensation Committee has reviewed the Compensation Discussion and Analysis portion of this proxy statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the CD&A portion of this proxy statement be included in NetScout’s proxy statement and incorporated into NetScout’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011. This report is provided by the following independent directors, who comprise the Compensation Committee:

Joseph G. Hadzima, Chair

Stuart M. McGuigan

Stephen G. Pearse

[2]

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

Neither Mr. Hadzima, Mr. McGuigan, nor Mr. Pearse was, during the past fiscal year, an officer or employee of the Company or any of our subsidiaries, was formerly an officer of the Company or any of our subsidiaries, or had any relationship with us requiring disclosure herein. During the past fiscal year, none of our executive officers served as:

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, of whose executive officers served on our Compensation Committee.

•	a director of another entity, one of whose executive officers served on our Compensation Committee. or

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

Transactions with Related Persons

The Company has a written policy with respect to “Related Persons Transactions.” Except as specifically provided below, all “Related Person Transactions” require approval or ratification by either our Audit Committee (provided that the transaction involves terms comparable to terms that could be obtained from unrelated third parties), the majority of independent members of our Board, or, in the case of transactions that involve compensation, our Compensation Committee or a majority of our Board. Like other company policies, our Policy with respect to Related Person Transactions is managed on a day to day basis by our management team, including our General Counsel, and to the extent necessary, related matters are discussed with our Board (or a committee thereof) or our outside counsel.

For NetScout, a “Related Person Transaction” is broadly defined as any transaction between NetScout and any Related Person (as defined below), including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act, unless such transaction is available to all of our employees generally or if such transaction, when aggregated with any other transactions with such person during such fiscal year, involves less than $5,000.

A “Related Person” means:

i.	a director or executive officer of NetScout, as well as any nominee for director proposed to be elected at the next annual meeting of stockholders;

ii.	a stockholder owning in excess of five percent of NetScout (or its controlled affiliates);

iii.	an immediate family member of the persons listed in Nos. i and ii above (“immediate family” as defined under Item 404 of Regulation S-K under the Securities Exchange Act of 1934); and

iv.	an entity which is owned or controlled by someone listed in i, ii or iii above, or an entity in which someone listed in i, ii or iii above has a substantial ownership interest or control of such entity.

Our Board has determined that our Audit Committee is generally best suited to review and approve Related Person Transactions. If Audit Committee approval is not possible (because it involves terms that are not comparable to terms that could be obtained from unrelated third parties or because of logistical difficulties), or if a transaction involves compensation, such approval may be obtained as provided in the first paragraph of this response. Such Related Person Transactions may be presented for approval or preliminarily entered into by our management subject to ratification by the applicable committee or our Board, provided that if ratification does not occur, our management is obliged to take all reasonable efforts to cancel or annul such transaction. Transactions with Related Persons other than our management cannot be entered into on a preliminary basis.

In determining whether or not to approve a Related Person Transaction, the applicable committee or our Board will also consider whether such transaction would affect the status of a member of our Board as an “independent director” as promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any exchange upon which our securities are traded, or any governmental or regulatory body exercising authority over us. If the result of any such Related Person Transaction is that a majority of our Board would no longer be deemed to be “independent directors” then such transaction will not be approved. Other than as described under “Employment and Other Agreements” and “Post Termination Compensation” above, the Company is not party to any Related Person Transactions with respect to the fiscal year ended March 31, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock, or collectively, Reporting Persons, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the fiscal year ended March 31, 2011 and written representations from certain Reporting Persons, we believe that all Section 16(a) filing requirements were complied with on a timely basis during the fiscal year ended March 31, 2011, other than a single sale transaction by Mr. Szabados which was filed one day late due to a clerical error.

AUDITORS FEES AND SERVICES

The following sets forth the aggregate fees billed to us by our independent registered public accounting firm during the fiscal years ended March 31, 2011 and 2010:

Audit Fees

Fees for audit services were approximately $646,000 and $573,600 for the fiscal years ended March 31, 2011 and 2010, respectively, including fees associated with the integrated audit of the consolidated financial statements included in our Annual Report on Form 10-K, the reviews of our Quarterly Reports on Form 10-Q, and statutory audits required of our foreign subsidiaries.

Audit-Related Fees

Fees for audit-related services were approximately $454,000 and $139,000 for the fiscal years ended March 31, 2011 and 2010, respectively, including fees associated with services related to review of accounting for significant transactions, and review of our implementation of new accounting pronouncements.

Tax Fees

Total fees for tax services were approximately $214,700 and $143,000 for the fiscal years ended March 31, 2011 and 2010, respectively, consisting of tax compliance and preparation fees and other domestic and international tax advisory services.

All Other Fees

Total all other fees were approximately $2,700 and $2,000 for the fiscal years ended March 31, 2011 and March 31, 2010, respectively, consisting of fees related to research services.

Policy on Audit Committee Pre-approval of Audit and Non-Audit Services

Our Audit Committee has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by our Audit Committee before it may be provided by our independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by our Audit Committee. The Audit Committee delegated authority to management to approve expense items up to $50,000 provided all such amounts are reported to the Audit Committee. All of the audit-related, tax, and all other services provided by our independent registered public accounting firm in fiscal years 2011 and 2010 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in fiscal years 2011 and 2010 were reviewed with our Audit Committee, which concluded that the provision of such services by our independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

EXPENSES AND SOLICITATION

We will bear the cost of solicitation of proxies, and, in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees, and fiduciaries to solicit their customers who have our stock registered in the names of a nominee, and, if so, will reimburse such banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket costs. We have retained Alliance Advisors, LLC to solicit proxies on our behalf. We have agreed to pay approximately $8,000, plus out-of-pocket expenses, to Alliance Advisors, LLC for such proxy solicitation services. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, or telegraph following the original solicitation.

Appendix A

2007 Equity Incentive Plan

NETSCOUT SYSTEMS, INC.

2007 EQUITY INCENTIVE PLAN

Effective Date of Plan Adoption: September 12, 2007

Termination Date: September 11, 2017

1	Purpose and Eligibility

The purpose of this 2007 Equity Incentive Plan (the “Plan”) of NetScout Systems, Inc. (the “Company”) is to provide restricted stock units, stock, stock options, and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 9.

2	Administration

2.1 Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

2.2 Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board.

2.3 Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3	Stock Available for Awards

3.1 Type of Security; Number of Shares. Subject to adjustment under Section 3.3, the aggregate number of shares of common stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 10,156,693 shares, plus any shares that expire, terminate or are forfeited and become available for subsequent issuance under the Plan from time to time pursuant to Section 3.1.1 (the “Returning Shares”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Subject to Section 3.1.1 and 3.1.2, the number of shares available for issuance under the Plan shall be reduced by (i) one share for each share of Common Stock issued pursuant to (A) an Option with respect to which the exercise price is at least 100% of the fair market value of the underlying Common Stock on the date of grant, or (B) a stock appreciation right with respect to which the strike price is at least 100% of the fair market value of the underlying Common Stock on the date of grant; and (ii) (A) one share for each share of Common Stock issued pursuant to an Award other than an Option or stock appreciation right described in 3.1(i) above, which Award was granted prior to March 31, 2011 and (B) two shares for each share of Common Stock issued pursuant to an Award other than an Option or stock appreciation right described in Section 3.1(i) above, which Award was granted on or after March 31, 2011.

3.1.1 Shares Available for Subsequent Issuance. If any Award (i) expires or otherwise terminates without all of the shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance pursuant to the Plan. If any shares of Common Stock issued pursuant to an Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to an Award other than an Option or stock appreciation right and such share of Common Stock becomes available for issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall increase by one share with respect to shares that become available for issuance prior to March 31, 2011 and two shares with respect to shares that become available for issuance pursuant to this Section on or after March 31, 2011. Also, each share reacquired by the Company pursuant to Section 8.6 in connection with an Award other than an Option or stock appreciation right shall again become available for issuance under the Plan and shall increase the number of shares of Common Stock available for issuance under the Plan by one share with respect to shares reacquired before March 31, 2011 and two shares with respect to shares reacquired on or after March 31, 2011.

3.1.2. Shares Not Available for Subsequent Issuance. If any shares subject to an Award are not delivered to a Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8.6 upon the exercise of an Option or stock appreciation right or as consideration for the exercise of an Option or stock appreciation right shall no longer be available for issuance under the Plan. For the clarification, however, each share reacquired by the Company pursuant to Section 8.6 in connection with an Award other than an Option or stock appreciation right shall again become available for issuance under the Plan and shall increase the number of shares of Common Stock available for issuance under the Plan as described in Section 3.1.1 above.

Notwithstanding the foregoing, in no event will the cumulative number of shares that may be issued under the Plan exceed 10,156,693 shares, plus the Returning Shares.

3.2 Per-Participant Limit. Subject to adjustment under Section 3.3, no Participant may be granted Awards during any one fiscal year with respect to more than 500,000 shares of Common Stock.

3.3 Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event (an “Extraordinary Capitalization Event”), (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted (or substituted Awards may be made) by the Board in a proportionate and equitable manner to the extent that such Extraordinary Capitalization Event increases or decreases the actual outstanding shares of Common Stock of the Company as of immediately prior to such Extraordinary Capitalization Event.

4	Stock Options

4.1 General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

4.2 Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company or a Subsidiary and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonqualified Stock Option”.

4.3 Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement; provided that the exercise price shall not be less than the fair market value of the Company’s Common Stock on the date of grant. The exercise price with respect to an Incentive Stock Option granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than 10% of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least 110% of the fair market value of the Company’s Common Stock on the date of grant.

4.4 Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided that no Incentive Stock Option shall expire later than 10 years from its date of grant, and no Incentive Stock Option granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than 5 years from its date of grant.

4.5 Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4.6 for the number of shares for which the Option is exercised.

4.6 Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

4.6.1 by check payable to the order of the Company;

4.6.2 except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

4.6.3 to the extent explicitly provided in the applicable option agreement and not otherwise prohibited by applicable law, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

4.7 No Repricing or Cancellation and Re-Grant of Awards. Other than in connection with a change in the Company’s capitalization (as described in Section 3.3), without stockholder approval (i) the exercise price of an Option or stock appreciation right may not be reduced, and (ii) no Option or stock appreciation right that has an exercise price or strike price greater than the current fair market value of the Common Stock may be cancelled in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

5	Restricted Stock

5.1 Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

5.2 Terms and Conditions. The Board shall determine the terms and conditions (or provide for no conditions) of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6	Restricted Stock Units

The Board may grant Awards entitling recipients to receive shares of Common Stock (each, a “Restricted Stock Unit Award”), subject to any terms and conditions established for such Awards. The Board shall determine the terms and conditions (or provide for no conditions) of any such Restricted Stock Unit Award and such terms and conditions will be reflected in the applicable Restricted Stock Unit Award agreement.

7	Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards, or other stock units. Any stock appreciation rights granted under the Plan will have an exercise price not less than the fair market value of the Company’s Common Stock on the date of grant and will have a maximum term of ten years from the date of grant.

8	General Provisions Applicable to Awards

8.1 Transferability of Awards.

8.1.1 Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, except as set forth in Section 8.1.2 below, during the life of the Participant, shall be exercisable only by the Participant. An Award may not be transferred for consideration. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

8.1.2 During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding anything to the contrary in this Section 8.1, the Board may in its discretion permit a Participant who has received a Nonqualified Stock Option to transfer the Nonqualified Stock Option to a member of the Immediate Family (as hereinafter defined) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

8.2 Documentation. Each Award under the Plan (other than a grant of stock with no restrictions) shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

8.3 Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

8.4 Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

8.5	Acquisition of the Company.

8.5.1 Consequences of an Acquisition.

8.5.1.A Unless otherwise expressly provided in the applicable Option or Award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 8.5.1.A, also the “Board”) shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options must be exercised, to the extent then exercisable or to become exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or terminate one or more Options in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) of the shares subject to such Options (to the extent then exercisable or to become exercisable as a result of the Acquisition) over the exercise price thereof.

8.5.1.B An “Acquisition” shall mean the consummation of any of the following events: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board, provided, however, that no Acquisition (or any analogous term) shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the Acquisition actually occur.

8.5.2 Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

8.6 Withholding. Each Participant shall pay to the Company or an employing Subsidiary, or make provisions satisfactory to the Company or an employing Subsidiary for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement) to the extent permitted by law; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the minimum required withholding. The Company or an employing Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

8.7 Amendment of Awards. Subject to Section 4.7, the Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option; provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. In no event, however, shall an Option or stock appreciation right be exercised after the expiration of ten years from the date of grant (or five years from the date of grant, with respect to ISOs granted to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary).

8.8 Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

8.9 Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.10 Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 9.5, to obtain favorable tax treatment for such Participants, and any such amendments shall be evidenced by an Appendix to the Plan. The Board may delegate this authority to a Committee thereof.

9	Miscellaneous

9.1 Definitions.

9.1.1 “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of NetScout Systems, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of NetScout Systems, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Subsidiary” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

9.1.2 “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

9.1.3 “employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

9.1.4 “Exchange Act” means the Exchange Act of 1934, as amended.

9.2 No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

9.3 No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

9.4 Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the stockholders of the Company. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the stockholders of the Company, but Awards previously granted may extend beyond that date.

9.5 Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that without approval of the Company’s stockholders there shall be no: (i) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 3.3, or the aggregate number of shares of Common Stock that may be issued to any single person in a period; (ii) change in the class of persons eligible to receive Awards under the Plan; or (iii) other change in the Plan that requires stockholder approval under applicable law or stock exchange rules.

9.6 Section 409A of the Internal Revenue Code. The Awards granted pursuant to the Plan are intended to avoid the potential adverse tax consequences to Participants of Section 409A of the Code, and the Board may in its sole discretion make such modifications to any Award agreement pursuant to the Plan as it deems necessary or advisable to avoid such adverse tax consequences.

9.7 Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

9.8 Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

9.9 Section 16 Matters. With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Board, or any Committee thereof, fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Board.

APPENDIX B

2011 EMPLOYEE STOCK PURCHASE PLAN

NETSCOUT SYSTEMS, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JUNE 29, 2011

1.	GENERAL.

(a) This Plan is intended as the successor to the NetScout Systems, Inc. 1999 Employee Stock Purchase Plan (the “Prior Plan”). Following the Effective Date of this Plan, no additional options to purchase shares of Common Stock shall be granted under the Prior Plan. All Purchase Rights granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(c) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under it.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate 2,500,000 shares of Common Stock.

(b) If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c) The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

(c) The Board shall have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 20% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than 12 months and the Purchase Date shall in no event be more than 27 months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

9.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iii) the class(es) and number of securities that are the subject of purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(i) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

13.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date the Plan is adopted by the Board (the “Effective Date”) but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within 12 months before or after the date the Plan is adopted by the Board.

14.	MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(b) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

15.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(c) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(d) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means NetScout Systems, Inc., a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan. Consultants and independent contractors are not “Employees” for purposes of the Plan.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A of the Code.

(o) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(s) “Plan” means this NetScout Systems, Inc. 2011 Employee Stock Purchase Plan.

(t) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(u) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.

NetScout Systems, Inc.

WO#

02701

▼  FOLD AND DETACH HERE  ▼

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2, 3, 4, AND 5, AND FOR “3 YEARS” FOR PROPOSAL 6.	Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1.	To elect the two members nominated by our Board to the Board of Directors to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	☐	☐	☐	2.	To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2012.	☐	☐	☐
	Nominees (01) Joseph G. Hadzima, Jr. (02) Stephen G. Pearse				3.	To approve certain amendments to, and the increase of 8,000,000 shares authorized for issuance under, the NetScout Systems, Inc. 2007 Equity Incentive Plan.	☐	☐	☐
	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)				4.	To approve our 2011 Employee Stock Purchase Plan.	☐	☐	☐
					5.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with Securities Exchange Commission rules.	☐	☐	☐

						1 YEAR	2 YEARS	3 YEARS	ABSTAIN

					6.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers. ☐	☐	☐	☐

					7.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

*Exceptions

	Mark Here for Address Change or Comments SEE REVERSE	☐

(Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please re ad reverse side before signing.)

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date

You can now access your NetScout Systems, Inc. account online.

Access your NetScout Systems, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for NetScout Systems, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: www. netscout.com/investors

▼ FOLD AND DETACH HERE ▼

NETSCOUT SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 7, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anil K. Singhal and David P. Sommers, and each of them, proxies, with full power of substitution, to vote all shares of common stock of NetScout Systems, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, September 7, 2011, at 10:00 a.m. local time, at NetScout Systems Inc., 310 Littleton Road, Westford, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 26, 2011, a copy of which has been received by the undersigned.

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)		WO# 02701